Exhibit 4.1
Execution Version
SPIRIT AEROSYSTEMS, INC.
as Issuer
and
THE GUARANTORS PARTY HERETO

7 1/2% SENIOR NOTES DUE 2017

INDENTURE
DATED AS OF SEPTEMBER 30, 2009

THE BANK OF NEW YORK
MELLON TRUST COMPANY, N.A.
as Trustee

CROSS-REFERENCE TABLE*

Trust Indenture	Indenture
Act Section	Section
310 (a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.3; 7.10
(c)	N.A.
311 (a)	7.11
(b)	7.11
(c)	N.A.
312 (a)	2.5
(b)	11.3
(c)	11.3
313 (a)	7.6
(b)(1)	7.6
(b)(2)	7.6; 7.7
(c)	7.6; 11.2
(d)	7.6
314 (a)	4.3; 11.5
(b)	N.A.
(c)(1)	11.4
(c)(2)	11.4
(c)(3)	N.A.
(d)	N.A.
(e)	11.5
(f)	N.A.
315 (a)	7.1
(b)	1.1, 7.5; 11.2
(c)	7.1
(d)	7.1
(e)	6.11
316 (a) (last sentence)	2.9
(a)(1)(A)	6.5
(a)(1)(B)	6.4
(a)(2)	N.A.
(b)	6.7
(c)	2.13
317 (a)(1)	6.8
(a)(2)	6.9

-i-

Trust Indenture	Indenture
Act Section	Section
(b)	2.3
318 (a)	11.1
(b)	N.A.
(c)	11.1

N.A. means not applicable.

*	This Cross-Reference Table is not part of this Indenture.

-ii-

-i-

-ii-

-iii-

EXHIBITS

Exhibit A	FORM OF 7 1/2% SENIOR NOTE
Exhibit B	FORM OF NOTATIONAL GUARANTEE
Exhibit C	FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A
Exhibit D	FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATIONS

-iv-

     This Indenture, dated as of September 30, 2009, is by and among Spirit AeroSystems, Inc., Delaware corporation (the “Issuer”), the Guarantors (as defined herein), and The Bank of New York Mellon Trust Company, N.A., a national banking association organized under the laws of the United States, as trustee (the “Trustee”).
     Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of (i) the Issuer’s 7 1/2% Senior Notes due 2017 issued on the date hereof that contain the restrictive legend in Exhibit A (the “Initial Notes”), (ii) Exchange Notes issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement or pursuant to an effective registration statement under the Securities Act without the restrictive legends in Exhibit A (the “Exchange Notes”) and (iii) Additional Notes issued from time to time as either Initial Notes or Exchange Notes (together with the Initial Notes and any Exchange Notes, the “Notes”).
ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.1 Definitions.
     “Acquired Debt” means Debt (1) of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or (2) assumed in connection with the acquisition of assets from such Person. Acquired Debt shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets.
     “Additional Interest” means all additional interest owing on the Notes pursuant to the Registration Rights Agreement.
     “Additional Notes” means Notes (other than the Initial Notes or the Exchange Notes) issued pursuant to Article II hereof and otherwise in compliance with the provisions of this Indenture.
     “Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings that correspond to the foregoing. For purposes of Section 4.11, any Person directly or indirectly owning 15% or more of the total voting power of the Voting Interests of Holdings will be deemed an Affiliate.

     “Agent” means any Registrar, Paying Agent (so long as Trustee serves in such capacity) or co-registrar.
     “Applicable Premium” means, with respect to any Note on any redemption date, the greater of:
     (1) 1.0% of the principal amount of the Note; or
     (2) the excess of:
     (a) the present value at such redemption date of (i) the Redemption Price of the Note at October 1, 2013 (such Redemption Price being set forth in the table appearing in Section 3.7(ii)), plus (ii) all required interest payments due on the Note through October 1, 2013 (excluding accrued and unpaid interest due on the Note to the redemption date), computed at a discount on the basis of semi-annual compounding using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over
     (b) the principal amount of such Note.
     “Asset Acquisition” means:
     (a) an Investment by Holdings or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into Holdings or any Restricted Subsidiary; or
     (b) the acquisition by Holdings or any Restricted Subsidiary of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.
     “Asset Sale” means any transfer, conveyance, sale, lease or other disposition (including, without limitation, dispositions pursuant to any consolidation or merger) by Holdings or any of its Restricted Subsidiaries to any Person in any single transaction or series of transactions of:
     (i) Capital Interests in another Person (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals pursuant to local law); or
     (ii) any other property or assets (other than in the normal course of business, including any sale or other disposition of obsolete or permanently retired property);
provided, however, that the term “Asset Sale” shall exclude:
     (a) any asset disposition permitted by Article V that constitutes a disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole;

     (b) any transfer, conveyance, sale, lease or other disposition of property or assets, the gross proceeds of which (exclusive of indemnities) do not exceed in any one or related series of transactions $10.0 million;
     (c) sales or other dispositions of cash or Eligible Cash Equivalents;
     (d) sales of interests in Unrestricted Subsidiaries;
     (e) the sale and leaseback of any assets within 90 days of the acquisition thereof;
     (f) the disposition of assets that, in the good faith judgment of the Issuer, are no longer used or useful in the business of such entity;
     (g) a Restricted Payment or Permitted Investment that is otherwise permitted by this Indenture;
     (h) any trade-in of equipment in exchange for other equipment; provided that in the good faith judgment of the Issuer, Holdings or such Restricted Subsidiary receives equipment having a Fair Market Value equal to or greater than the equipment being traded in;
     (i) the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets between Holdings or any of its Restricted Subsidiaries and another Person to the extent that the Related Business Assets received by Holdings or its Restricted Subsidiaries are of equivalent or greater market value than the Related Business Assets transferred;
     (j) any Liens permitted by this Indenture;
     (k) leases, subleases, licenses and sublicenses of assets in the ordinary course of business that do not interfere in any material respect with the business of Holdings and its Restricted Subsidiaries taken as a whole;
     (l) any disposition by a Subsidiary to Holdings or by Holdings or a Subsidiary to a Restricted Subsidiary;
     (m) dispositions or forgiveness of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business;
     (n) any transfer of accounts receivable, or a fractional undivided interest therein, by a Receivable Subsidiary in a Qualified Receivables Transaction;
     (o) the unwinding of any Hedging Obligation or obligation under any Swap Contract;

     (p) the abandonment or other disposition of intellectual property that is no longer economically practicable to maintain or useful in the conduct of the business of Holdings and its Restricted Subsidiaries taken as a whole;
     (q) any exchange of property pursuant to Section 1031 of the Code for use in a Permitted Business;
     (r) the issuance of Capital Interests by a Restricted Subsidiary in which the percentage interest (direct and indirect) in the Capital Interests of such Person owned by Holdings and its Restricted Subsidiaries, after giving effect to such issuance, is at least equal to the percentage interest prior to such issuance;
     (s) any disposition of assets resulting from a casualty event or the taking thereof by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale thereof to a purchaser with such power under threat of such a taking;
     (t) any disposition of assets to a customer pursuant to an agreement in existence on the Issue Date; provided that the aggregate gross proceeds of all such dispositions made after the Issue Date do not exceed $75.0 million;
     (u) sales, transfers and/or other dispositions of property by Holdings and its Restricted Subsidiaries to a Governmental Authority in connection with the Incurrence of IRB Lease Obligations; or
     (v) sales of accounts receivable to a Receivable Subsidiary pursuant to a Qualified Receivables Transaction for the Fair Market Value thereof, including cash or other financial accommodation, such as the provision of letters of credit by such Receivable Subsidiary on behalf of or for the benefit of the transferor of such accounts receivable, in an amount at least equal to 75% of the Fair Market Value thereof (for the purposes of this clause (v), Purchase Money Notes will be deemed to be cash).
     For purposes of this definition, any series of related transactions that, if effected as a single transaction, would constitute an Asset Sale shall be deemed to be a single Asset Sale effected when the last such transaction which is a part thereof is effected.
     “Asset Sale Offer” means an Offer to Purchase required to be made by the Issuer pursuant to Section 4.10 to all Holders.
     “Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been or may be extended); provided that if such Sale and Leaseback Transaction results in a Capital Lease Obligation, the amount of Debt represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

     “Average Life” means, as of any date of determination, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years (calculated to the nearest one-twelfth) from the date of determination to the dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Debt multiplied by (y) the aggregate amount of scheduled principal payments by (ii) the then outstanding principal amount of such Debt.
     “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.
     “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act.
     “Board of Directors” means (i) with respect to a corporation, the board of directors of such corporation or any duly authorized committee thereof; and (ii) with respect to any other entity, the board of directors or similar body of the general partner or managers of such entity or any duly authorized committee thereof.
     “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer or any Restricted Subsidiary to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.
     “Business Day” means any day other than a Legal Holiday.
     “Capital Interests” in any Person means any and all shares, interests (including Preferred Interests), participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than Debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.
     “Capital Lease Obligation” means any obligation of a Person under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.
     “Certificated Notes” means Notes that are in the form of Exhibit A attached hereto, other than the Global Notes.
     “Change of Control” means:
     (1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Sponsor, is or becomes the “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Interests in Holdings at a time that the Sponsor is not the beneficial owner (as so defined) of more than 50% of the total voting power of the Voting Interests of Holdings;
     (2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Holdings (together with any new directors whose election by the Board of Directors or whose nomination for election by the equity holders of Holdings was approved by a vote of a majority of the directors of Holdings then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of Holdings’ Board of Directors then in office; provided that a Change of Control shall not be deemed to have occurred under this clause (2) if and for so long as the Sponsor is the beneficial owner (as defined in clause (1)) of more than 50% of the total voting power of the Voting Interests of Holdings;
     (3) Holdings sells, conveys, transfers or leases (either in one transaction or a series of related transactions) all or substantially all of its assets to a Person other than (x) a Restricted Subsidiary of Holdings or (y) the Issuer;
     (4) Holdings consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Holdings, in any such event pursuant to a transaction in which any of the outstanding Voting Interests of Holdings or such other Person are converted into, or exchanged for, cash, securities or other property, other than any such transaction where Voting Interests of Holdings outstanding immediately prior to such transaction are converted into, or exchanged for, Voting Interests (other than Redeemable Capital Interests and Preferred Interests) of the surviving or transferee Person constituting 50% or more of the total voting power of the outstanding shares of such Voting Interests of such surviving or transferee Person immediately after giving effect to such issuance;
     (5) the adoption of a plan relating to Holdings’ liquidation or dissolution; or
     (6) Holdings ceases to own 100% of the Capital Interests of the Issuer.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.
     “Commission” means the Securities and Exchange Commission and any successor thereto.
     “Common Interests” of any Person means Capital Interests in such Person that do not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to Capital Interests of any other class in such Person.
     “Consolidated Cash Flow Available for Fixed Charges” means, with respect to any Person for any period:

     (i) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (in the cases of clauses (b) through (i) inclusive, to the extent Consolidated Net Income of such Person has been reduced thereby):
     (a) Consolidated Net Income;
     (b) Consolidated Non-cash Charges (provided that if Consolidated Non-cash Charges for such period includes any such accrual or reserve that represents an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall reduce Consolidated Cash Flow Available for Fixed Charges in such future period to such extent);
     (c) Consolidated Interest Expense to the extent the same was deducted in computing Consolidated Net Income;
     (d) Consolidated Income Tax Expense;
     (e) restructuring expenses;
     (f) any expenses or charges related to any equity offering, Permitted Investment, recapitalization or Incurrence of Debt permitted to be made under this Indenture (whether or not successful) or related to the offering of the Initial Notes issued on the Issue Date;
     (g) the amount of any interest expense attributable to minority equity interests of third parties in any non-wholly owned Subsidiary to the extent deducted in such period in computing Consolidated Net Income;
     (h) any net loss from discontinued operations; and
     (i) any costs or expenses incurred by Holdings or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of Holdings or net cash proceeds of an issuance of Capital Interests of Holdings (other than Redeemable Capital Interests or Preferred Interests); less
     (ii) (x) net income from discontinued operations and (y) without duplication of any amounts already excluded from “Consolidated Net Income” pursuant to clause (A)(i) of the definition thereof, the amount of extraordinary, non-recurring or unusual gains.
     “Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such Person for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the date of the transaction (the “Transaction

Date”) giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the “Four-Quarter Period”) to the aggregate amount of Consolidated Fixed Charges of such Person for the Four-Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated Cash Flow Available for Fixed Charges” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation (i) to the elimination or reduction, as the case may be, of the cost of any compensation, remuneration or other benefit paid or provided to any employee, consultant, Affiliate or equity owner of the entity involved in any Asset Acquisition to the extent such costs are eliminated or reduced (or public announcement has been made of the intent to eliminate or reduce such costs) prior to the date of such calculation and not replaced; (ii) to any Asset Sales or other dispositions or Asset Acquisitions, Investments, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) occurring during the Four-Quarter Period or any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or other disposition or Asset Acquisition (including the Incurrence or assumption of any such Acquired Debt), investment, merger, consolidation or disposed operation occurred on the first day of the Four-Quarter Period; and (iii) to any Incurrence or repayment of any Debt of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any Incurrence or repayment of other Debt (and the application of the proceeds thereof), other than the Incurrence or repayment of Debt Incurred under the revolving portion of a Credit Facility, occurring during the Four-Quarter Period. For purposes of this definition, pro forma calculations shall be made in accordance with Article 11 of Regulation S-X promulgated under the Securities Act.
     Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio”:
     (i) interest on outstanding Debt determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Debt in effect on the Transaction Date;
     (ii) if interest on any Debt actually Incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and
     (iii) notwithstanding clause (i) or (ii) above, interest on Debt determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.
     If such Person or any of its Restricted Subsidiaries directly or indirectly Incurs Debt by virtue of a Guarantee of the Debt of a third Person, the above clause shall give effect to the

Incurrence of such Guaranteed Debt as if such Person or such Subsidiary had directly Incurred or otherwise assumed such Guaranteed Debt.
     “Consolidated Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication, the amounts for such period of:
     (i) Consolidated Interest Expense; and
     (ii) all dividends and other distributions paid during such period in respect of Redeemable Capital Interests and Preferred Interests of such Person and its Restricted Subsidiaries (other than dividends paid in Qualified Capital Interests and excluding items eliminated in consolidation).
     “Consolidated Income Tax Expense” means, with respect to any Person for any period, the provision for federal, state, local and foreign income taxes of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP paid or accrued during such period, including any penalties and interest related to such taxes or arising from any tax examinations, to the extent the same were deducted in computing Consolidated Net Income.
     “Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:
     (i) the total interest expense of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation:
     (a) any amortization of debt discount;
     (b) the net cost under any Hedging Obligation or Swap Contract in respect of interest rate protection (including any amortization of discounts);
     (c) the interest portion of any deferred payment obligation;
     (d) all commissions, discounts and other fees and charges owed with respect to financing activities or similar activities; and
     (e) all accrued interest;
     (ii) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period determined on a consolidated basis in accordance with GAAP; and
     (iii) all capitalized interest of such Person and its Restricted Subsidiaries for such period;

less interest income of such Person and its Restricted Subsidiaries for such period; provided, however, that Consolidated Interest Expense will exclude (I) the amortization or write-off of debt issuance costs and deferred financing fees, commissions, fees and expenses and (II) any expensing of interim loan commitment and other financing fees.
     “Consolidated Net Income” means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by:
     (A) excluding, without duplication
     (i) all extraordinary gains or losses (net of fees and expenses relating to the transaction giving rise thereto), income, expenses or charges;
     (ii) the portion of net income of such Person and its Restricted Subsidiaries allocable to minority interest in unconsolidated Persons or Investments in Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its Restricted Subsidiaries; provided that for the avoidance of doubt, Consolidated Net Income shall be increased in amounts equal to the amounts of cash actually received;
     (iii) gains or losses in respect of any Asset Sales by such Person or one of its Restricted Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis;
     (iv) the net income (loss) from any disposed or discontinued operations or any net gains or losses on disposed or discontinued operations, on an after-tax basis;
     (v) solely for purposes of determining the amount available for Restricted Payments under clause (c) of the first paragraph of Section 4.7, the net income of any Restricted Subsidiary (other than a Guarantor) of such Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders; provided that for the avoidance of doubt, Consolidated Net Income shall be increased in amounts equal to the amounts of cash actually received;
     (vi) any gain or loss realized as a result of the cumulative effect of a change in accounting principles;
     (vii) any fees and expenses paid in connection with the issuance of the Initial Notes on the Issue Date;

     (viii) non-cash compensation expense Incurred with any issuance of equity interests to an employee, officer or director of such Person or any Restricted Subsidiary;
     (ix) any net after-tax gains or losses attributable to the early extinguishment or conversion of Debt;
     (x) any non-cash impairment charges or asset write-off or write-down resulting from the application of Statement of Financial Accounting Standards No. 142 or Statement of Financial Accounting Standards No. 144, and the amortization of intangibles arising pursuant to Statement of Financial Accounting Standards No. 141 or any related subsequent Statement of Financial Accounting Standards;
     (xi) non-cash gains, losses, income and expenses resulting from fair value accounting required by Statement of Financial Accounting Standards No. 133 or any related subsequent Statement of Financial Accounting Standards;
     (xii) accruals and reserves that are established within twelve months after the closing of any acquisition that are so required to be established as a result of such acquisition in accordance with GAAP (provided that if any such accrual or reserve represents an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall reduce Consolidated Net Income in such future period to such extent);
     (xiii) any fees, expenses, charges or Integration Costs incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, disposition, Incurrence, repayment or recapitalization of Debt (including such fees, expenses or charges related to any Credit Facility), issuance of Capital Interests, refinancing transaction or amendment or modification of any debt instrument, and including, in each case, any such transaction undertaken but not completed, and any charges or non-recurring merger or acquisition costs incurred during such period as a result of any such transaction, in each case whether or not successful;
     (xiv) any net unrealized gain or loss (after any offset) resulting from currency translation gains or losses related to currency remeasurements of Debt (including any net gain or loss resulting from obligations under Hedging Obligations for currency exchange risk) and any foreign currency translation gains or losses;
     (xv) any accruals and reserves that are established for expenses and losses, in respect of equity-based awards compensation expense (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall reduce Consolidated Net Income in such future period to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period);

     (xvi) any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted under this Indenture, to the extent actually reimbursed, or so long as the Issuer has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days); and
     (xvii) to the extent covered by insurance and actually reimbursed, or so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is in fact reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 days), expenses, charges or losses with respect to liability or casualty events or business interruption; and
     (B) including, without duplication, dividends and distributions actually received in immediately available funds by Holdings or a Restricted Subsidiary thereof from joint ventures and other Persons that are not wholly owned Subsidiaries in which Holdings or any of its Restricted Subsidiaries holds an Investment.
     “Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization (including amortization of goodwill, other intangibles, deferred financing fees, debt issuance costs, commissions, fees and expenses) and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
     “Consolidated Secured Leverage Ratio” means, with respect to any Person, the ratio of the aggregate amount of all Debt secured by Liens granted by such Person and its Restricted Subsidiaries at the end of the most recent fiscal period for which financial information in respect thereof is available immediately preceding the date of the transaction (the “Transaction Date”) giving rise to the need to calculate the Consolidated Secured Leverage Ratio to the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such Person for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the Transaction Date (such four full fiscal quarter period being referred to herein as the “Four-Quarter Period”). In addition to and without limitation of the foregoing, for purposes of this definition, this ratio shall be calculated after giving effect (i) to the cost of any compensation, remuneration or other benefit paid or provided to any employee, consultant, Affiliate or equity owner of the entity involved in any Asset Acquisition to the extent such costs are eliminated or reduced (or public announcement has been made of the intent to eliminate or reduce such costs) prior to the date of such calculation and not replaced; (ii) on a pro forma basis for the period of such calculation, to any Asset Sales or other dispositions or Asset Acquisitions, investments, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) occurring during the Four-Quarter Period or any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or other disposition or Asset Acquisition (including the Incurrence or assumption of any such Acquired Debt), investment, merger, consolidation or disposed operation occurred on the first day of the Four-Quarter Period and (iii) on a pro forma basis for the period of such calculation, to any incurrence or repayment of any Debt of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Debt (and the application of the proceeds thereof), other than the incurrence or repayment of Debt Incurred under the revolving portion of the Credit Facility, occurring during the Four-Quarter Period or any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, in each case, as if such incurrence or repayment occurred on the first day of the Four-Quarter Period. For purposes of this definition, pro forma calculations shall be made in accordance with Article 11 of Regulation S-X promulgated under the Securities Act.
     “Corporate Trust Office of the Trustee” means the office of the Trustee at which at any particular time its corporate trust business in Chicago, Illinois shall be principally administered, which office as of the date of this instrument is located at the address of the Trustee specified in Section 11.2 hereof or such other address as to which the Trustee may give notice to the Issuer, except that with respect to presentation of Notes for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which at any particular time its corporate agency business shall be conducted, which office at the date of this instrument is located at 101 Barclay Street, New York, New York 10286; Attention: Corporate Trust Division — Corporate Finance Unit, or, in the case of any of such offices or agency, such other address as the Trustee may designate from time to time by notice to the Issuer.
     “Credit Agreement” means the Second Amended and Restated Credit Agreement, dated as of November 27, 2006, among the Issuer, Holdings, the other guarantors named therein and Bank of America, N.A., as successor administrative agent and collateral agent, and the other agents and lenders named therein, together with all related notes, letters of credit, collateral documents, guarantees, and any other related agreements and instruments executed and delivered in connection therewith, in each case as amended, modified, supplemented, restated, refinanced, refunded or replaced in whole or in part from time to time prior to or after the Issue Date including by or pursuant to any agreement or instrument that extends the maturity of any Debt thereunder, or increases the amount of available borrowings thereunder (provided that such increase in borrowings is permitted under clause (i) of the definition of the term “Permitted Debt”), or adds Subsidiaries of Holdings as additional borrowers or guarantors thereunder, in each case with respect to such agreement or any successor or replacement agreement and whether by the same or any other agent, lender, group of lenders, purchasers or debt holders.
     “Credit Facilities” means one or more (i) credit facilities (including the Credit Agreement) with banks or other lenders providing for revolving loans or term loans or the issuance of letters of credit or bankers’ acceptances; (ii) note purchase agreements and indentures providing for the sale of debt securities; and (iii) any agreement that Refinances any

Debt Incurred under any agreement described in clause (i) or (ii) or this clause (iii), including in each case any successor or replacement agreement or agreements or indentures.
     “Debt” means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, or non-recourse, the following: (i) all indebtedness of such Person for money borrowed or for the deferred purchase price of property, excluding any trade payables or other current liabilities Incurred in the normal course of business; (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (iii) all reimbursement obligations of such Person with respect to letters of credit (other than letters of credit that are secured by cash or Eligible Cash Equivalents), bankers’ acceptances or similar facilities (excluding obligations in respect of letters of credit or bankers’ acceptances issued in respect of trade payables) issued for the account of such Person; provided that such obligations shall not constitute Debt except to the extent drawn and not repaid within five Business Days; (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person; (v) all Capital Lease Obligations of such Person; (vi) the maximum fixed redemption or repurchase price of Redeemable Capital Interests in such Person or Preferred Interests in Restricted Subsidiaries of such Person at the time of determination; (vii) any Swap Contracts and Hedging Obligations of such Person at the time of determination; (viii) Attributable Debt with respect to any Sale and Leaseback Transaction to which such Person is a party; and (ix) all obligations of the types referred to in clauses (i) through (viii) of this definition of another Person, the payment of which, in either case, (A) such Person has Guaranteed or (B) is secured by (or the holder of such Debt or the recipient of such dividends or other distributions has an existing right, whether contingent or otherwise, to be secured by) any Lien upon the property or other assets of such Person, even though such Person has not assumed or become liable for the payment of such Debt. For purposes of the foregoing: (a) the maximum fixed repurchase price of any Redeemable Capital Interests or Preferred Interests that do not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Interests or Preferred Interests as if such Redeemable Capital Interests or Preferred Interests were repurchased on any date on which Debt shall be required to be determined pursuant to this Indenture; provided, however, that, if such Redeemable Capital Interests or Preferred Interests are not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Capital Interests or Preferred Interests; (b) the amount outstanding at any time of any Debt issued with original issue discount is the principal amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with GAAP, but such Debt shall be deemed Incurred only as of the date of original issuance thereof; (c) the amount of any Debt described in clause (vii) is the net amount payable (after giving effect to permitted set-off) if such Swap Contracts or Hedging Obligations are terminated at that time due to default of such Person; (d) the amount of any Debt described in clause (ix)(A) above shall be the maximum liability under any such Guarantee; (e) the amount of any Debt described in clause (ix)(B) above shall be the lesser of (I) the maximum amount of the obligations so secured and (II) the Fair Market Value of such property or other assets; (f) interest, fees, premium and expenses and additional payments, if any, will not constitute Debt; (g) amounts outstanding under any Qualified Receivables Transaction shall constitute Debt; (h) Debt shall not include the pledge by Holdings or any of its Restricted Subsidiaries of Capital Interests of a Receivables Subsidiary to secure Non-Recourse Receivable

Subsidiary Indebtedness; (i) Debt shall not include the pledge by Holdings or any of its Restricted Subsidiaries of Capital Interests of an Unrestricted Subsidiary to secure Debt of an Unrestricted Subsidiary; and (j) Debt shall not include an obligation to repay advances or prepayments made to Holdings or a Restricted Subsidiary by a customer thereof under contracts entered into in the ordinary course of business. In no event shall non-contractual obligations or liabilities in respect of any Capital Interests constitute Debt under this definition.
     Notwithstanding the foregoing, in connection with the purchase by Holdings or any Restricted Subsidiary of any business, the term “Debt” will exclude (x) customary indemnification obligations and (y) post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment is otherwise contingent; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter.
     The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, only upon the occurrence of the contingency giving rise to the obligations, of any contingent obligations at such date; provided, however, that in the case of Debt sold at a discount, the amount of such Debt at any time will be the accreted value thereof at such time. If such Person or any of its Restricted Subsidiaries directly or indirectly Guarantees Debt of a third Person, the amount of Debt of such Person shall give effect to the Incurrence of such Guaranteed Debt as if such Person or such Subsidiary had directly Incurred or otherwise assumed such Guaranteed Debt.
     “Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.
     “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 as the Depositary with respect to the Notes, until a successor shall have been appointed and become such, and, thereafter, “Depositary” shall mean or include such successor.
     “Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by Holdings or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate setting forth the basis of such valuation less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.
     “DTC” means The Depository Trust Company.
     “Eligible Bank” means a bank or trust company that (i) is licensed, chartered or organized and existing under the laws of the United States or Canada, or any state, territory, province or possession thereof, including the United States branch of any foreign bank, and (ii) as of the time of the making or acquisition of an Investment in such bank or trust company, has combined capital and surplus in excess of $500.0 million.

     “Eligible Cash Equivalents” means any of the following Investments: (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) maturing not more than one year after the date of acquisition; (ii) time deposits in and certificates of deposit of any Eligible Bank, provided that such Investments have a maturity date not more than two years after date of acquisition and that the Average Life of all such Investments is one year or less from the respective dates of acquisition; (iii) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (i) above entered into with any Eligible Bank; (iv) direct obligations issued by any state of the United States or any political subdivision or public instrumentality thereof, provided that such Investments mature, or are subject to tender at the option of the holder thereof, within one year after the date of acquisition and, at the time of acquisition, have a rating of at least A-2 from S&P or P-2 from Moody’s (or an equivalent rating by any other nationally recognized rating agency); (v) commercial paper of any Person other than an Affiliate of Holdings and other than structured investment vehicles, provided that such Investments have a rating of at least A-2 from S&P or P-2 from Moody’s (or an equivalent rating by any other nationally recognized rating agency) and mature within one year after the date of acquisition; (vi) overnight and demand deposits in and bankers’ acceptances of any Eligible Bank and demand deposits in any bank or trust company to the extent insured by the Federal Deposit Insurance Corporation against the Bank Insurance Fund; (vii) money market funds substantially all of the assets of which comprise Investments of the types described in clauses (i) through (vi); and (viii) with respect to Foreign Restricted Subsidiaries, Investments made locally of a type comparable to those referred to in clauses (i) through (vi) above or funds equivalent to those referred to in clause (vii) above.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Exchange Notes” has the meaning set forth in the Preamble.
     “Exchange Offer” means an offer that may be made by the Issuer pursuant to the Registration Rights Agreement to exchange Initial Notes for the Exchange Notes.
     “Excluded Contributions” means the net cash proceeds received by the Issuer after the Issue Date from contributions to its common equity capital (other than by virtue of (i) the issuance of Capital Interests of Holdings to a Restricted Subsidiary of the Issuer, or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of Holdings or any Restricted Subsidiary or (ii) the issuance of Redeemable Capital Interests or Preferred Interests of Holdings); provided, however, that (i) such net cash proceeds will be designated by the Issuer as “Excluded Contributions” in an Officers’ Certificate delivered to the Trustee and the net cash proceeds so designated will be excluded from the calculation set forth in clause (c) of the first paragraph of Section 4.7.
     “Expiration Date” has the meaning set forth in the definition of “Offer to Purchase.”
     “Fair Market Value” means, with respect to the consideration received or paid in any transaction or series of transactions, the fair market value thereof as determined in good faith by the Issuer. In the case of a transaction between Holdings, the Issuer or a Restricted Subsidiary, on the one hand, and a Receivable Subsidiary, on the other hand, if the Issuer determines in its sole discretion that such determination is appropriate, a determination as to Fair Market Value may be made at the commencement of the transaction and be applicable to all dealings between the Receivable Subsidiary and Holdings, the Issuer or such Restricted Subsidiary during the course of such transaction.
     “Foreign Restricted Subsidiary” means any Restricted Subsidiary other than a Restricted Subsidiary incorporated or otherwise organized or existing under the laws of any state of the United States or the District of Columbia.
     “Four-Quarter Period” has the meaning set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”
     “GAAP” means generally accepted accounting principles in the United States, consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements (including the Accounting Standards Codification) of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States.
     “Global Note Legend” means the legend identified as such in Section 2.6(e)(ii) hereto.
     “Global Notes” means the Notes in global form and registered in the name of the Depositary or its nominee that are in the form of Exhibit A attached hereto.
     “Governmental Authority” means any federal, state, local or foreign court, political subdivision, municipality or governmental agency, authority, instrumentality or regulatory body.
     “Guarantee” means, as applied to any Debt of another Person, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the normal course of business), direct or indirect, in any manner, of any part or all of such Debt, (ii) any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the effect of guaranteeing the Debt of any other Person in any manner and (iii) an agreement of a Person, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment (or payment of damages in the event of non-payment) of all or any part of such Debt of another Person (and “Guaranteed” and “Guaranteeing” shall have meanings that correspond to the foregoing).
     “Guarantor” means any Person that executes a Note Guarantee in accordance with the provisions of this Indenture and such Person’s successors and assigns.
     “Hedging Obligations” of any Person means the obligations of such Person pursuant to any interest rate agreement, currency agreement or commodity agreement.
     “Holder” means a Person in whose name a Note is registered in the Note Register.
     “Holdings” means Spirit AeroSystems Holdings, Inc., a Delaware corporation.

     “Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of such Person. Debt otherwise Incurred by a Person before it becomes a Subsidiary of Holdings shall be deemed to be Incurred at the time at which such Person becomes a Subsidiary of Holdings. “Incurrence,” “Incurred,” “Incurrable” and “Incurring” shall have meanings that correspond to the foregoing. A Guarantee by Holdings or a Restricted Subsidiary of Debt Incurred by Holdings or a Restricted Subsidiary, as applicable, shall not be a separate Incurrence of Debt. In addition, the following shall not be deemed a separate Incurrence of Debt:
     (1) amortization of debt discount or accretion of principal with respect to a non-interest bearing or other discount security;
     (2) the payment of regularly scheduled interest in the form of additional Debt of the same instrument or the payment of regularly scheduled dividends on Capital Interests in the form of additional Capital Interests of the same class and with the same terms;
     (3) the obligation to pay a premium in respect of Debt arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Debt; and
     (4) unrealized losses or charges in respect of Hedging Obligations or obligations under Swap Contracts.
     “Indenture” means this Indenture, as amended or supplemented from time to time.
     “Initial Purchasers” means Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated, Barclays Capital Inc., Mitsubishi UFJ Securities (USA), Inc., RBC Capital Markets Corporation and Scotia Capital (USA) Inc. and such other initial purchasers party to the purchase agreement entered into in connection with the offer and sale of the Notes on the Issue Date and any similar purchase agreement in connection with any Additional Notes.
     “Integration Costs” means, with respect to any acquisition, all costs relating to the integration of the acquired business or operations into those of Holdings or any Restricted Subsidiary thereof, including labor costs, consulting fees, travel costs and any other expenses relating to the integration process.
     “Investment” by any Person means any direct or indirect loan, advance, guarantee for the benefit of (or other extension of credit) or capital contribution to (by means of any transfer of cash or other property or assets to another Person or any other payments for property or services for the account or use of another Person) another Person, including, without limitation, the following: (i) the purchase or acquisition of any Capital Interest or other evidence of beneficial ownership in another Person; (ii) the purchase, acquisition or Guarantee of the Debt of another Person; and (iii) the purchase or acquisition of the business or assets of another Person substantially as an entirety, but shall exclude: (a) accounts receivable and other extensions of trade credit arising in the normal course of business; (b) the acquisition of property and assets from suppliers and other vendors in the normal course of business; (c) prepaid expenses and workers’ compensation, utility, lease and similar deposits, in the normal course of business; and (d) negotiable instruments held for collection and endorsements for deposit or collection in the ordinary course of business.
     “Investment Grade Rating” designates a rating of BBB- or higher by S&P or Baa3 or higher by Moody’s or the equivalent of such ratings by S&P or Moody’s. In the event that the Issuer shall select any other Rating Agency, the equivalent of such ratings by such Rating Agency shall be used.
     “IRB Lease Obligations” means Capital Lease Obligations owed to a Governmental Authority in connection with the leasing of property that is purchased by such Governmental Authority and financed with the proceeds of an issuance of industrial revenue bonds issued by such Governmental Authority to Holdings or a Restricted Subsidiary; provided that on or prior to the date of Incurrence of such Capital Lease Obligations, the Issuer shall have delivered an Officers’ Certificate to the Trustee stating that the Issuer has confirmed with its independent auditors that such Capital Lease Obligation shall not be required under GAAP (as in effect at the time any such IRB Lease Obligations are incurred) to appear on the face of Holdings’ consolidated balance sheet as “debt.”
     “Issue Date” means September 30, 2009.
     “Issuer” has the meaning set forth in the preamble hereto until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means the successor thereto.
     “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York, the city in which the principal Corporate Trust Office of the Trustee is located or at a place of payment are authorized or required by law, regulation or executive order to remain closed. If a payment date in a place of payment is a Legal Holiday, payment shall be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.
     “Lien” means, with respect to any property or other asset, any mortgage, deed of trust, deed to secure debt, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or otherwise), charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or other asset (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).
     “Master Agreement” has the meaning set forth in the definition of “Swap Contract”
     “Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

     “Net Cash Proceeds” means, with respect to Asset Sales of any Person, cash and Eligible Cash Equivalents received, net of: (i) all reasonable out-of-pocket costs and expenses of such Person incurred in connection with such a sale, including, without limitation, all legal, accounting, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, foreign and local taxes arising in connection with such an Asset Sale that are paid or required to be accrued as a liability under GAAP by such Person; (ii) all payments made by such Person on any Debt that is secured by such properties or other assets in accordance with the terms of any Lien upon or with respect to such properties or other assets or that must, by the terms of such Lien or such Debt, or in order to obtain a necessary consent to such transaction or by applicable law, be repaid to any other Person (other than Holdings or a Restricted Subsidiary thereof) in connection with such Asset Sale; and (iii) all contractually required distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person as a result of such transaction; provided, however, that: (a) in the event that any consideration for an Asset Sale (which would otherwise constitute Net Cash Proceeds) is required by (I) contract to be held in escrow pending determination of whether a purchase price adjustment will be made or (II) GAAP to be reserved against other liabilities in connection with such Asset Sale, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is released to such Person from such reserve or escrow or otherwise; and (b) any non-cash consideration received in connection with any transaction, which is subsequently converted to cash, shall become Net Cash Proceeds only at such time as it is so converted.
     “Non-Recourse Receivable Subsidiary Indebtedness” has the meaning set forth in the definition of “Receivable Subsidiary.”
     “Note Custodian” means the Trustee when serving as custodian for the Depositary with respect to the Global Notes, or any successor entity thereto.
     “Note Guarantee” means the guarantee of the Notes by any Guarantor pursuant to this Indenture.
     “Notes” has the meaning set forth in the preamble to this Indenture.
     “Obligations” means any principal, premium, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Debt.
     “Offer” has the meaning set forth in the definition of “Offer to Purchase.”
     “Offer to Purchase” means a written offer (the “Offer”) sent by the Issuer by first class mail, postage prepaid, to each Holder at his address appearing in the Note Register on the date of the Offer, offering to purchase up to the aggregate principal amount of Notes set forth in such

Offer at the purchase price set forth in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the offer shall specify an expiration date (the “Expiration Date”) of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of mailing of such Offer and a settlement date (the “Purchase Date”) for purchase of Notes within five Business Days after the Expiration Date. The Issuer shall notify the Trustee at least 10 days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Issuer’s obligation to make an Offer to Purchase, and the Offer shall be mailed by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:
     (1) the Section of this Indenture pursuant to which the Offer to Purchase is being made;
     (2) the Expiration Date and the Purchase Date;
     (3) the aggregate principal amount of the outstanding Notes offered to be purchased pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to Indenture covenants requiring the Offer to Purchase) (the “Purchase Amount”);
     (4) the purchase price to be paid by the Issuer for each $2,000 principal amount of Notes (and integral multiples of $1,000 in excess thereof) accepted for payment (as specified pursuant to this Indenture) (the “Purchase Price”);
     (5) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in a minimum amount of $2,000 principal amount (and integral multiples of $1,000 in excess thereof);
     (6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase, if applicable;
     (7) that, unless the Issuer defaults in making such purchase, any Note accepted for purchase pursuant to the Offer to Purchase will cease to accrue interest on and after the Purchase Date, but that any Note not tendered or tendered but not purchased by the Issuer pursuant to the Offer to Purchase will continue to accrue interest at the same rate;
     (8) that, on the Purchase Date, the Purchase Price will become due and payable upon each Note accepted for payment pursuant to the Offer to Purchase;
     (9) that each Holder electing to tender a Note pursuant to the Offer to Purchase will be required to surrender such Note or cause such Note to be surrendered at the place or places set forth in the Offer prior to the close of business on the Expiration Date (such Note being, if the Issuer or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);
     (10) that Holders will be entitled to withdraw all or any portion of Notes tendered if the Issuer (or its paying agent) receives, not later than the close of business on the Expiration Date, a facsimile transmission or letter setting forth the name of the Holder, the aggregate principal amount of the Notes the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender and specifying the portion of the tender that is being withdrawn;
     (11) that (a) if Notes having an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Issuer shall purchase all such Notes and (b) if Notes having an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Issuer shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $2,000 principal amount or integral multiples of $1,000 in excess thereof shall be purchased); and
     (12) if applicable, that, in the case of any Holder whose Note is purchased only in part, the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in the aggregate principal amount equal to and in exchange for the unpurchased portion of the aggregate principal amount of the Notes so tendered.
     “Offering Memorandum” means the offering memorandum dated September 24, 2009 related to the issuance of the Initial Notes on the Issue Date,.
     “Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.
     “Officers’ Certificate” means a certificate signed by two Officers of the Issuer or a Guarantor, as applicable, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Issuer or such Guarantor, as applicable.
     “Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, and which opinion shall be addressed to the Trustee in its capacity as such, meets the requirements of Section 11.5. The counsel may be an employee of or counsel to the Issuer or any Subsidiary of the Issuer.
     “Original Issue Discount Legend” means the legend identified as such in Section 2.6(e)(v).

     “Pari Passu Debt” means the Notes and any Debt which ranks pari passu in right of payment to the Notes.
     “Participant” means, with respect to DTC, a Person who has an account with DTC.
     “Paying Agent” means any Person authorized by the Issuer to pay the principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance, covenant defeasance or similar payment with respect to, any Notes on behalf of the Issuer.
     “Permitted Business” means any business similar in nature to any business conducted by Holdings and the Restricted Subsidiaries on the Issue Date and any business reasonably ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the business conducted by Holdings and the Restricted Subsidiaries on the Issue Date, in each case, as determined in good faith by the Issuer.
     “Permitted Debt” means
     (a) Debt Incurred pursuant to Credit Facilities (excluding Debt referenced in clause (b) or (c) below) in an aggregate principal amount at any one time outstanding not to exceed (x) $1,350.0 million minus (y) (A) any amounts Incurred and outstanding pursuant to a Qualified Receivables Transaction permitted under clause (n) below and (B) with respect to clause (x) above any amount used to permanently repay such Obligations (or permanently reduce commitments with respect thereto) pursuant to Section 4.10;
     (b) Debt under the Notes issued on the Issue Date (and any Exchange Notes pursuant to the Registration Rights Agreement);
     (c) Guarantees of the Notes (and any Exchange Notes pursuant to the Registration Rights Agreement);
     (d) Debt of Holdings or any Restricted Subsidiary outstanding on the Issue Date (other than clause (a), (b) or (c) above);
     (e) Guarantees Incurred by Holdings of Debt of a Restricted Subsidiary otherwise permitted to be Incurred under this Indenture;
     (f) Guarantees by any Restricted Subsidiary of Debt of Holdings or any other Restricted Subsidiary, including Guarantees by any Restricted Subsidiary of Debt under the Credit Agreement, provided that (i) the Debt being Guaranteed is Permitted Debt or is otherwise Incurred in accordance with Section 4.9 and (ii) such Guarantees are subordinated to the Notes to the same extent, if any, as the Debt being Guaranteed;
     (g) Debt incurred in respect of workers’ compensation claims and self-insurance obligations, and, for the avoidance of doubt, indemnity, bid, performance, warranty, release, appeal, surety and similar bonds, letters of credit for operating purposes and completion guarantees provided or incurred (including Guarantees thereof) by Holdings or a Restricted Subsidiary in the ordinary course of business;

     (h) Debt under Swap Contracts and Hedging Obligations incurred in the ordinary course of business and not for speculative purposes;
     (i) Debt owed by Holdings to any Restricted Subsidiary, or by any Restricted Subsidiary to Holdings or to any other Restricted Subsidiary, provided that if for any reason such Debt ceases to be held by Holdings or a Restricted Subsidiary, as applicable, such Debt shall cease to be Permitted Debt under this clause (i) and shall be deemed Incurred as Debt of Holdings for purposes of this Indenture;
     (j) (i) Debt of Holdings, the Issuer or any Restricted Subsidiary constituting IRB Lease Obligations and any Refinancing Debt that Refinances any such Debt and (ii) other Debt of Holdings, the Issuer or any Restricted Subsidiary pursuant to Capital Lease Obligations, Synthetic Lease Obligations and Purchase Money Debt and any Refinancing Debt that Refinances any Debt Incurred pursuant to this clause (j)(ii), provided that the aggregate principal amount of all Debt Incurred under this clause (j)(ii) and outstanding at any time may not exceed $200.0 million in the aggregate;
     (k) Debt arising from agreements of Holdings or a Restricted Subsidiary providing for indemnification, contribution, earnout, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Interests of a Restricted Subsidiary otherwise permitted under this Indenture;
     (l) Debt arising by virtue of the issuance by any of the Holdings’ Restricted Subsidiaries to Holdings or to any of its Restricted Subsidiaries of shares of Redeemable Capital Interests or Preferred Interests; provided, however, that:
     (i) any subsequent issuance or transfer of Redeemable Capital Interests or Preferred Interests that results in any such Redeemable Capital Interests or Preferred Interests being held by a Person other than Holdings or a Restricted Subsidiary; and
     (ii) any sale or other transfer of any such Redeemable Capital Interests or Preferred Interests to a Person that is neither Holdings nor a Restricted Subsidiary;
shall be deemed, in each case, to constitute an Incurrence of Debt that was not permitted by this clause (l);
     (m) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Debt is extinguished within five Business Days of Incurrence;
     (n) Purchase Money Notes Incurred by any Receivable Subsidiary that is a Restricted Subsidiary in a Qualified Receivables Transaction and Non-Recourse Receivable Subsidiary Indebtedness;

     (o) Refinancing Debt that Refinances Debt Incurred pursuant to the provisions described in the first paragraph under Section 4.9 or Debt Incurred pursuant to clause (b), (d) or this clause (o) of this definition of “Permitted Debt”;
     (p) Debt of Foreign Restricted Subsidiaries in an aggregate principal amount not to exceed $200.0 million at any time outstanding; and
     (q) Debt of Holdings or any Restricted Subsidiary not otherwise permitted pursuant to this definition, in an aggregate principal amount not to exceed $100.0 million at any time outstanding.
     “Permitted Investments” means:
     (a) Investments in existence on the Issue Date;
     (b) Investments required pursuant to any agreement or obligation of Holdings or a Restricted Subsidiary, in effect on the Issue Date, to make such Investments;
     (c) Investments in cash and Eligible Cash Equivalents;
     (d) Investments in property and other assets, owned or used by Holdings or any Restricted Subsidiary in the normal course of business;
     (e) Investments by Holdings or any of its Restricted Subsidiaries in Holdings or any Restricted Subsidiary;
     (f) Investments by Holdings or any Restricted Subsidiary in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated or wound up into, Holdings or a Restricted Subsidiary;
     (g) Hedging Obligations and Investments made pursuant to Swap Contracts;
     (h) receivables owing to Holdings or any of its Subsidiaries and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;
     (i) any Investment acquired by Holdings or any Restricted Subsidiary (i) in exchange for any other Investment or accounts receivable held by Holdings or a Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Person in which such other Investment is made or which is the obligor with respect to such accounts receivable, (ii) as a result of a foreclosure by Holdings or a Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default or (iii) in compromise or resolution of any litigation, arbitration or other disputes with the obligor on an account receivable or any Persons that are not Affiliates of Holdings;

     (j) Investments by Holdings or any Restricted Subsidiary not otherwise permitted under this definition, in an aggregate amount not to exceed $150.0 million at any one time outstanding;
     (k) loans and advances to officers, directors and employees of Holdings and its Subsidiaries in an aggregate amount not to exceed $15.0 million in the aggregate at any one time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;
     (l) Investments the payment for which consists solely of Capital Interests of Holdings;
     (m) any Investment in any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with Section 4.10 or any other disposition of property not constituting an Asset Sale;
     (n) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
     (o) guarantees by Holdings or any Restricted Subsidiary of Debt of Holdings or a Restricted Subsidiary (other than a Receivables Subsidiary) of Debt otherwise permitted by Section 4.9;
     (p) any Investment by Holdings or any Restricted Subsidiary in a Receivable Subsidiary or any Investment by a Receivable Subsidiary in any other Person in connection with a Qualified Receivables Transaction, so long as any Investment in a Receivable Subsidiary is in the form of a Purchase Money Note or an Investment in Capital Interests; and
     (q) Investments in joint ventures having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (q) that are at that time outstanding, not to exceed $75.0 million.
     “Permitted Liens” means:
     (a) Liens existing at the Issue Date;
     (b) Liens that secure (A) Credit Facilities Incurred pursuant to clause (a) of the definition of “Permitted Debt” and/or the provisions described in the first paragraph of Section 4.9 in an aggregate principal amount not to exceed the greater of (x) (1) $1,350.0 million minus (2) any amounts Incurred and outstanding pursuant to a Qualified Receivables Transaction permitted under clause (n) of the definition of “Permitted Debt” and (y) an amount that does not cause the Consolidated Secured Leverage Ratio to exceed 2.75 to 1.00 and (B) fees, expenses and other amounts payable under Credit Facilities or payable pursuant to cash management agreements or agreements with respect to similar banking services;
     (c) any Lien for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;
     (d) any Lien imposed by law, such as carriers’, warehousemen’s, suppliers’, landlords’ and mechanics’ Liens, in each case, incurred in the ordinary course of business;
     (e) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other similar restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not individually or in the aggregate materially adversely affect the value of Holdings or its Subsidiaries, taken as a whole, or materially impair the operation of the business of Holdings and its Subsidiaries, taken as a whole;
     (f) pledges or deposits (i) in connection with workers’ compensation, unemployment insurance and other types of statutory obligations or the requirements of any official body; (ii) to secure the performance of tenders, bids, surety or performance bonds, leases, purchase, construction, sales or servicing contracts (including utility contracts) and other similar obligations Incurred in the normal course of business; (iii) to obtain or secure obligations with respect to letters of credit, Guarantees, bonds or other sureties or assurances given in connection with the activities described in clauses (i) and (ii) above, in each case not Incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property or services; or (iv) arising in connection with any attachment pursuant to a judgment, unless such Liens shall not be satisfied or discharged or stayed pending appeal within 60 days after the entry thereof or the expiration of any such stay;
     (g) Liens on property or assets of a Person existing at the time such Person is merged with or into or consolidated with Holdings or a Restricted Subsidiary, or becomes a Restricted Subsidiary (and not created or Incurred in anticipation of such transaction), provided that such Liens are not extended to the property and assets of Holdings and its Restricted Subsidiaries other than the property or assets acquired;
     (h) Liens securing Debt of a Restricted Subsidiary owed to and held by Holdings or a Restricted Subsidiary thereof;
     (i) Liens to secure any permitted extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Debt secured by Liens referred to in clauses (a), (b), (g) and (u) hereof; provided that such Liens do not extend to any other property or assets and the principal amount of the obligations secured by such Liens is not increased;
     (j) Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods incurred in the ordinary course of business;
     (k) Liens on the Capital Interests of an Unrestricted Subsidiary to secure Debt of an Unrestricted Subsidiary;
     (l) Liens to secure Capital Lease Obligations, Synthetic Lease Obligations and Purchase Money Debt permitted to be incurred pursuant to clause (j) of the definition of “Permitted Debt”; provided that such Liens do not extend to or cover any assets other than such assets acquired or constructed after the Issue Date with the proceeds of such Capital Lease Obligation, Synthetic Lease Obligation or Purchase Money Debt;
     (m) Liens in favor of the Issuer or any Guarantor;
     (n) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligation in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
     (o) Liens on property or shares of Capital Interests of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that (i) the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto) and (ii) such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Restricted Subsidiary;
     (p) Liens (i) that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Debt, (B) relating to pooled deposit or sweep accounts of Holdings or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations and other cash management activities incurred in the ordinary course of business of Holdings and/or any of its Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of Holdings or any of its Restricted Subsidiaries in the ordinary course of business, (ii) in favor of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (iii) encumbering reasonable customary initial deposits and margin deposits and attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, and (iv) in favor of banking institutions arising as a matter of law or pursuant to customary account agreements encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;
     (q) Liens securing judgments for the payment of money not constituting an Event of Default under clause (7) of Section 6.1;

     (r) leases, subleases, licenses or sublicenses granted in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of Holdings and its Restricted Subsidiaries taken as a whole;
     (s) any interest of title of an owner of equipment or inventory on loan or consignment to Holdings or any of its Restricted Subsidiaries and Liens arising from Uniform Commercial Code financing statement or similar filings regarding operating leases entered into by Holdings or any Restricted Subsidiary in the ordinary course of business;
     (t) deposits in the ordinary course of business to secure liability to insurance carriers;
     (u) Liens securing the Notes and the Note Guarantees;
     (v) Liens on the Capital Interests of a Receivable Subsidiary and accounts receivable and related assets described in the definition of “Qualified Receivables Transaction,” in each case, incurred in connection with a Qualified Receivables Transaction;
     (w) Liens securing Hedging Obligations and obligations under Swap Contracts so long as such Hedging Obligations or obligations under such Swap Contracts are permitted to be Incurred under this Indenture;
     (x) options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, limited liability companies, partnerships and the like permitted to be made under this Indenture;
     (y) Liens attaching to earnest money deposits (or equivalent deposits otherwise named) made in connection with proposed acquisitions in an amount not to exceed $5.0 million;
     (z) (i) set-off rights not otherwise set forth in clause (r) above, or (ii) Liens arising in connection with repurchase agreements that constitute Investments;
     (aa) Liens securing Debt of Foreign Restricted Subsidiaries on assets of Foreign Restricted Subsidiaries and Incurred pursuant to clause (p) of the definition of “Permitted Debt”;
     (bb) Liens deemed to exist in connection with Investments in repurchase agreements that constitute Permitted Investments, provided that such Liens do not extend to any assets other than those assets that are the subject of such repurchase agreement;
     (cc) Liens on assets directly related to a Sale and Leaseback Transaction to secure related Attributable Debt;
     (dd) Liens representing the right of customers and suppliers to purchase or repurchase assets from Holdings or a Restricted Subsidiary under contracts entered into in the ordinary course of business; and

     (ee) Liens not otherwise permitted under this Indenture in an aggregate amount not to exceed $150.0 million.
     “Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.
     “Preferred Interests,” as applied to the Capital Interests in any Person, means Capital Interests in such Person of any class or classes (however designated) that rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Common Interests in such Person.
     “Purchase Amount” has the meaning set forth in the definition of “Offer to Purchase.”
     “Purchase Date” has the meaning set forth in the definition of “Offer to Purchase.”
     “Purchase Money Debt” means Debt
     (i) Incurred to finance the purchase or construction (including additions and improvements thereto) of any assets (other than Capital Interests) of such Person or any Restricted Subsidiary; and
     (ii) that is secured by a Lien on such assets where the lender’s sole security is to the assets so purchased or constructed; and
in either case that does not exceed 100% of the cost and to the extent the purchase or construction prices for such assets are or should be included in “addition to property, plant or equipment” in accordance with GAAP.
     “Purchase Money Note” means a promissory note of a Receivable Subsidiary issued to Holdings or any Restricted Subsidiary, which note must be repaid from cash available to the Receivable Subsidiary, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables. The repayment of a Purchase Money Note may be subordinated to the repayment of other liabilities of the Receivable Subsidiary on terms determined in good faith by Holdings to be substantially consistent with market practice in connection with Qualified Receivables Transactions.
     “Purchase Price” has the meaning set forth in the definition of “Offer to Purchase.”
     “Qualified Capital Interests” in any Person means a class of Capital Interests other than Redeemable Capital Interests.
     “Qualified Equity Offering” means an underwritten public equity offering of Qualified Capital Interests pursuant to an effective registration statement under the Securities Act yielding gross proceeds to Holdings (and the net proceeds of which are contributed to the capital of the

Issuer) of at least $25.0 million, other than (x) any such public sale to an entity that is an Affiliate of Holdings and (y) any public offerings registered on Form S-8.
     “Qualified Receivables Transaction” means any transaction or series of transactions entered into by Holdings or any of its Restricted Subsidiaries pursuant to which Holdings or such Restricted Subsidiary transfers to (a) a Receivable Subsidiary (in the case of a transfer by Holdings or any of its Restricted Subsidiaries) or (b) any other Person (in the case of a transfer by a Receivable Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of Holdings or any of its Restricted Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with an accounts receivable financing transaction; provided such transaction is on market terms as determined in good faith by the Issuer at the time Holdings or such Restricted Subsidiary enters into such transaction.
     “Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by Holdings which shall be substituted for Moody’s or S&P or both, as the case may be.
     “Receivable Subsidiary” means a Subsidiary of Holdings:
     (1) that is formed solely for the purpose of, and that engages in no activities other than activities in connection with, financing accounts receivable of Holdings and/or its Restricted Subsidiaries, including providing letters of credit on behalf of or for the benefit of Holdings and/or its Restricted Subsidiaries;
     (2) that is designated by the Board of Directors of Holdings as a Receivable Subsidiary pursuant to an Officers’ Certificate that is delivered to the Trustee;
     (3) that is either (a) a Restricted Subsidiary or (b) an Unrestricted Subsidiary designated in accordance with Section 4.18;
     (4) no portion of the Debt or any other obligation (contingent or otherwise) of which (a) is at any time Guaranteed by Holdings or any Restricted Subsidiary (excluding Guarantees of obligations (other than any Guarantee of Debt) pursuant to Standard Securitization Undertakings), (b) is at any time recourse to or obligates Holdings or any Restricted Subsidiary in any way, other than pursuant to Standard Securitization Undertakings, or (c) subjects any asset of Holdings or any other Restricted Subsidiary of Holdings, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings (such Debt, “Non-Recourse Receivable Subsidiary Indebtedness”);
     (5) with which neither Holdings nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than (a) contracts, agreements, arrangements and understandings entered into in the ordinary course of business on terms no less favorable to Holdings or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Holdings in connection with a Qualified Receivables Transaction as determined in good faith by the Issuer, (b) fees payable in the ordinary course of business in connection with servicing accounts receivable in connection with such a Qualified Receivables Transaction as determined in good faith by the Issuer and (c) any Purchase Money Note issued by such Receivable Subsidiary to Holdings or a Restricted Subsidiary or any letters of credit provided by such Receivable Subsidiary on behalf of or for the benefit of Holdings or any Restricted Subsidiary; and
     (6) with respect to which neither Holdings nor any other Restricted Subsidiary has any obligation (a) to subscribe for additional shares of Capital Interests therein or make any additional capital contribution or similar payment or transfer thereto except in connection with a Qualified Receivables Transaction or (b) to maintain or preserve the solvency or any balance sheet term, financial condition, level of income or results of operations thereof.
     “Redeemable Capital Interests” in any Person means any equity security of such Person that by its terms (or by terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including the passage of time or the happening of an event), is required to be redeemed, is redeemable at the option of the holder thereof in whole or in part (including by operation of a sinking fund), or is convertible or exchangeable for Debt of such Person at the option of the holder thereof, in whole or in part, at any time prior to the Stated Maturity of the Notes; provided that only the portion of such equity security which is required to be redeemed, is so convertible or exchangeable or is so redeemable at the option of the holder thereof before such date will be deemed to be Redeemable Capital Interests. Notwithstanding the preceding sentence, any equity security that would constitute Redeemable Capital Interests solely because the holders of the equity security have the right to require Holdings or a Restricted Subsidiary to repurchase such equity security upon the occurrence of a Change of Control or an Asset Sale will not constitute Redeemable Capital Interests if the terms of such equity security provide that Holdings or such Restricted Subsidiary may not repurchase or redeem any such equity security pursuant to such provisions unless such repurchase or redemption complies with Section 4.7. The amount of Redeemable Capital Interests deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that Holdings and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Redeemable Capital Interests or portion thereof, exclusive of accrued dividends.
     “Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.
     “Refinance” means, in respect of any Debt, to refinance, extend, renew, refund, replace, repay, prepay, purchase, redeem, defease or retire, or to issue other Debt in exchange or replacement for, such Debt. “Refinanced” and “Refinancing” shall have correlative meanings.

     “Refinancing Debt” means Debt that refunds, refinances, renews, replaces or extends any Debt permitted to be Incurred by Holdings or any Restricted Subsidiary pursuant to the terms of this Indenture, whether involving the same or any other lender or creditor or group of lenders or creditors, but only to the extent that
     (i) the Refinancing Debt is subordinated to the Notes to at least the same extent as the Debt being Refinanced, if such Debt was subordinated to the Notes,
     (ii) the Refinancing Debt is scheduled to mature either (a) no earlier than the Debt being Refinanced or (b) at least 91 days after the maturity date of the Notes,
     (iii) the Refinancing Debt has an Average Life at the time such Refinancing Debt is Incurred that is equal to or greater than the Average Life of the Debt being Refinanced,
     (iv) such Refinancing Debt is in an aggregate principal amount that is less than or equal to the sum of (a) the aggregate principal or accreted amount then outstanding under the Debt being Refinanced, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Debt being Refinanced and (c) the amount of reasonable and customary fees, expenses and costs related to the Incurrence of such Refinancing Debt, and
     (v) Debt of the Issuer or a Guarantor may not be used to Refinance any Debt of any Person that is not the Issuer or a Guarantor.
     “Registration Rights Agreement” means the Registration Rights Agreement, to be dated the date of this Indenture, among the Issuer, the Guarantors and the Initial Purchasers and any similar agreement entered into in connection with any Additional Notes.
     “Related Business Assets” means assets (other than cash or Eligible Cash Equivalents) used or useful in a Permitted Business, provided that any assets received by Holdings or a Restricted Subsidiary in exchange for assets transferred by Holdings or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.
     “Responsible Officer” means, with respect to the Trustee, any officer assigned to the Corporate Trust Administration — Corporate Finance Unit (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture, and for the purposes of Section 7.1(c)(ii) and the second sentence of Section 7.5 shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
     “Restricted Global Note” means a Global Note that is a Restricted Note.
     “Restricted Note” has the meaning set forth in Rule 144(a)(3) under the Securities Act for the term “restricted securities”; provided, however, that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note. Restricted Notes are required to bear the Restricted Notes Legend.
     “Restricted Notes Legend” means the legend identified as such in Section 2.6(e)(i) hereto.
     “Restricted Payment” is defined to mean any of the following:
     (a) any dividend or other distribution declared and paid on the Capital Interests in Holdings or on the Capital Interests in any Restricted Subsidiary of Holdings that are held by, or declared and paid to, any Person other than Holdings or a Restricted Subsidiary of Holdings (other than
     (i) dividends, distributions or payments made solely in Qualified Capital Interests in Holdings and
     (ii) dividends or distributions payable to Holdings or a Restricted Subsidiary of Holdings or to other holders of Capital Interests of a Restricted Subsidiary on a pro rata basis;
     (b) any payment made by Holdings or any of its Restricted Subsidiaries to purchase, redeem, acquire or retire any Capital Interests in Holdings (including the conversion into, or exchange for, Debt of any Capital Interests) other than any such Capital Interests owned by Holdings or any Restricted Subsidiary (other than a payment made solely in Qualified Capital Interests in Holdings);
     (c) any payment made by Holdings or any of its Restricted Subsidiaries (other than a payment made solely in Qualified Capital Interests in Holdings) to redeem, repurchase, defease (including an in substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, Debt of Holdings, the Issuer or any Subsidiary Guarantor that is subordinate in right of payment to the Notes or Note Guarantees (excluding any Debt owed to Holdings or any Restricted Subsidiary), except payments of principal and interest in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, within one year of the due date thereof;
     (d) any Investment by Holdings or a Restricted Subsidiary in any Person, other than a Permitted Investment; and
     (e) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary.
     “Restricted Subsidiary” means any Subsidiary that has not been designated as an “Unrestricted Subsidiary” in accordance with this Indenture. Unless otherwise indicated, when used herein the term “Restricted Subsidiary” shall refer to a Restricted Subsidiary of Holdings.
     “S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

     “Sale and Leaseback Transaction” means any direct or indirect arrangement pursuant to which property is sold or transferred by Holdings or a Restricted Subsidiary and is thereafter leased back as a capital lease by Holdings or a Restricted Subsidiary.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act and Exchange Act, but shall not include any Unrestricted Subsidiary.
     “Sponsor” means Onex Partners LP, Onex Corporation and their respective Affiliates other than portfolio operating companies of any of the foregoing.
     “Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and other provisions of agreements entered into by Holdings or any Restricted Subsidiary which are reasonably customary in an accounts receivable securitization transaction as determined in good faith by the Issuer, including Guarantees by Holdings or any Restricted Subsidiary of any of the foregoing obligations of Holdings or a Restricted Subsidiary.
     “Stated Maturity,” when used with respect to (i) any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal amount of such Note or such installment of interest is due and payable and (ii) any other Debt or any installment of interest thereon or principal thereof, means the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or such installment is due and payable.
     “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise indicated, when used herein the term “Subsidiary” shall refer to a Subsidiary of Holdings.
     “Subsidiary Guarantor” means each Subsidiary of Holdings that is a Guarantor.
     “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including, without limitation, any fuel price caps and fuel price collar or floor agreements and similar agreements or arrangements designed to protect against or manage fluctuations in fuel prices and any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
     “Synthetic Lease Obligations” means any monetary obligation of a Person under (i) a so-called synthetic, off-balance sheet or tax retention lease, or (ii) an agreement for the use or possession of property (including Sale and Leaseback Transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any bankruptcy or insolvency laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
     “TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended, as in effect on the date hereof.
     “Transaction Date” has the meaning set forth in the definition of “Consolidated Fixed Charge Coverage Ratio” or the definition of “Consolidated Secured Leverage Ratio,” as applicable.
     “Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to October 1, 2013; provided, however, that if the period from the redemption date to October 1, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
     “Trustee” has the meaning set forth in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means the successor.
     “Unrestricted Global Note” means a Global Note that is an Unrestricted Note.
     “Unrestricted Notes” means one or more Notes that do not and are not required to bear the Restricted Notes Legend including, without limitation, the Exchange Notes and any Notes registered under the Securities Act pursuant to and in accordance with the Registration Rights Agreement.
     “Voting Interests” means, with respect to any Person, securities of any class or classes of Capital Interests in such Person entitling the holders thereof generally to vote on the election of members of the Board of Directors or comparable body of such Person.

SECTION 1.2 Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.11
“Agent Members”	2.6
“Change of Control Offer”	4.14
“Change of Control Payment”	4.14
“covenant defeasance”	8.3
“Covenant Suspension Event”	4.21
“defeasance”	8.2
“Discharge”	8.2
“Event of Default”	6.1
“Excess Proceeds”	4.10
“Expiration Date”	3.9
“Initial Lien”	4.12
“Note Register”	2.3
“Offer Amount”	3.9
“Purchase Date”	3.9
“QIB”	2.1
“QIB Global Note”	2.1
“redemption date”	3.1
“Registrar”	2.3
“Regulation S”	2.1
“Regulation S Global Note”	2.1
“Reinstatement Date”	4.21
“Rule 144A”	2.1
“Surviving Entity”	5.1
“Suspended Covenants”	4.21
“Suspension Period”	4.21
“Unrestricted Subsidiary”	4.18
SECTION 1.3 Incorporation by Reference of Trust Indenture Act.
     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in, and made a part of, this Indenture.
     The following TIA term used in this Indenture has the following meaning:
     “obligor” on the Notes means the Issuer, the Guarantors and any successor obligor upon the Notes.
     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by the Commission rule under the TIA have the meanings so assigned to them therein.

SECTION 1.4 Rules of Construction.
     Unless the context otherwise requires:
     (1) a term has the meaning assigned to it herein;
     (2) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP or a successor to GAAP;
     (3) “or” is not exclusive;
     (4) words in the singular include the plural, and in the plural include the singular;
     (5) unless otherwise specified, any reference to a Section or an Article refers to such Section or Article of this Indenture;
     (6) provisions apply to successive events and transactions;
     (7) references to sections of or rules under the Securities Act, the Exchange Act or the TIA shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time; and
     (8) for the avoidance of doubt, any references to “interest” shall include any Additional Interest that may be payable.
ARTICLE II
THE NOTES
SECTION 2.1 Form and Dating.
     (a) The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange agreements to which the Issuer or any Guarantor is subject or usage. Each Note shall be dated the date of its authentication. The Notes initially shall be issued only in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. The Trustee shall authenticate the Notes, upon a written order of the Issuer for the authentication and delivery of such Notes, which order shall set forth the number of separate notes, the principal amount of each such Note to be authenticated, the date on which the original issue of Notes is to be authenticated, the registered holders of each of the said Notes and delivery instructions.

     (b) The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
     The Notes shall be issued initially in the form of one or more Global Notes substantially in the form attached as Exhibit A hereto and shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee as Note Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.
     Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6.
     Except as set forth in Section 2.6, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.
     (c) The Initial Notes are being issued by the Issuer only (i) to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) (“QIBs”) and (ii) in reliance on Regulation S under the Securities Act (“Regulation S”). After such initial offers, Initial Notes that are Restricted Notes may be transferred to QIBs, in reliance on Rule 144A, outside the United States pursuant to Regulation S or to the Issuer, in accordance with certain transfer restrictions, or under Rule 144 under the Securities Act.. Initial Notes that are offered in reliance on Rule 144A shall be issued in the form of one or more permanent Global Notes substantially in the form set forth in Exhibit A (the “QIB Global Note”) deposited with the Trustee, as Note Custodian, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. Initial Notes that are offered in offshore transactions in reliance on Regulation S shall be issued in the form of one or more Global Notes substantially in the form set forth in Exhibit A (the “Regulation S Global Note”) deposited with the Trustee, as Note Custodian, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The QIB Global Note and the Regulation S Global Note shall each be issued with separate CUSIP numbers. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Note Custodian. Transfers of Notes between QIBs and to or by purchasers pursuant to Regulation S shall be represented by appropriate increases and decreases to the respective amounts of the appropriate Global Notes, as more fully provided in Section 2.16.

     (d) Section 2.1(c) shall apply only to Global Notes deposited with or on behalf of the Depositary.
     The Issuer shall execute and the Trustee shall, in accordance with Section 2.1(c) and this Section 2.1(d), authenticate and deliver the Global Notes that (i) shall be registered in the name of the Depositary or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions or held by the Trustee as Note Custodian.
     Participants shall have no rights either under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Note Custodian or under such Global Note, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any Agent or other agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.
     The Trustee shall have no responsibility or obligation to any Holder, any member of (or a participant in) DTC or any other Person with respect to the accuracy of the records of DTC (or its nominee) or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to the Notes. The Trustee may rely (and shall be fully protected in relying) upon information furnished by DTC with respect to its members, participants and any Beneficial Owners in the Notes.
     (e) Notes issued in certificated form, including Global Notes, shall be substantially in the form of Exhibit A attached hereto.
SECTION 2.2 Execution and Authentication.
     An Officer shall sign the Notes for the Issuer by manual or facsimile signature.
     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.
     A Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
     The Trustee shall, upon a written order of the Issuer signed by one Officer directing the Trustee to authenticate and deliver the Notes and certifying that all conditions precedent to the issuance of the Notes contained herein have been complied with, authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.17.
     The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or the Issuer or an Affiliate of the Issuer.
SECTION 2.3 Registrar; Paying Agent.
     The Issuer shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and (ii) an office or agency where Notes may be presented for payment to a Paying Agent. The Registrar shall keep a register of the Notes (the “Note Register”) and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents; provided, however, that at all times there shall be only one Note Register. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. The Issuer or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.
     The Issuer shall notify the Trustee and the Holders of the name and address of any Agent not a party to this Indenture. The Issuer or any Guarantor may act as Paying Agent or Registrar. The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of Section 317(b) of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee of the name and address of any such Agent.
     The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and initially appoints the Corporate Trust Office of the Trustee as the office or agency of the Issuer for such purposes and as the office or agency of the Issuer where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served and the Trustee as the agent of the Issuer to receive such notices and demands.
     The Issuer initially appoints DTC to act as the Depositary with respect to the Global Notes.
SECTION 2.4 Paying Agent to Hold Money in Trust.
     The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any Default by the Issuer in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a

Subsidiary) shall have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon the occurrence of events specified in Section 6.1(8) hereof, the Trustee shall serve as Paying Agent for the Notes.
SECTION 2.5 Holder Lists.
     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven (7) Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, including the aggregate principal amount of the Notes held by each Holder thereof, and the Issuer shall otherwise comply with TIA § 312(a).
SECTION 2.6 Book-Entry Provisions for Global Securities.
     (a) Each Global Note constituting a Restricted Note shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as Note Custodian and (iii) bear legends as required by Section 2.6(e).
     Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.
     (b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of Beneficial Owners (or the requesting Beneficial Owners in the case of clause (ii) immediately below) in a Global Note may be transferred in accordance with Section 2.16 and the rules and procedures of the Depositary. In addition, Certificated Notes shall be transferred to all Beneficial Owners in exchange for their beneficial interests if (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for the Global Notes or the Depositary ceases to be a “clearing agency” registered under the Exchange Act and a successor depositary is not appointed by the Issuer within ninety (90) days of such notice or (ii) an Event of Default of which a Responsible Officer of the Trustee has actual notice has occurred and is continuing and the Registrar has received a request from the Depositary or a Beneficial Owner in a Global Note to issue such Certificated Notes.
     (c) In connection with the transfer of the entire Global Note to Beneficial Owners pursuant to clause (b) of this Section, such Global Note shall be deemed to be surrendered to the

Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and deliver, to each Beneficial Owner identified by the Depositary in exchange for its beneficial interest in such Global Note an equal aggregate principal amount of Certificated Notes of authorized denominations.
     (d) The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interest through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.
     (e) Legends. The following legends shall appear on the face of all Global Notes and Certificated Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:
     (i) Restricted Notes Legend. Unless and until (x) a Note is exchanged for an Exchange Note or sold in connection with an effective registration statement pursuant to the Registration Rights Agreement or (y) the Issuer determines and there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee and a letter of representation of the Issuer reasonably satisfactory to the Trustee to the effect that the following legend and the related restrictions on transfer are not required in order to maintain compliance with the provisions of the Securities Act, each Global Note and each Certificated Note (and all Notes issued in exchange therefor or substitution therefor) shall bear the legend in substantially the following form:
“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) (a) TO A PERSON WHO IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL

REASONABLY SATISFACTORY TO THE ISSUER IF THE ISSUER SO REQUESTS), (ii) TO THE ISSUER, OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”
     (ii) Global Note Legend. Each Global Note, whether or not an Exchange Note, Restricted Global Note or Unrestricted Global Note, shall bear a legend in substantially the following form:
     “THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6(e)(vi) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(b) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS

THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
     (iii) Each Global Note shall bear the Global Note Legend on the face thereof.
     (iv) Regulation S Global Note Legend. Each Note that is a Global Note issued pursuant to Regulation S, in addition to the foregoing, shall bear a legend in substantially the following form:
“THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.”
     (v) Original Issue Discount Legend. Each Global Note issued hereunder that has more than a de minimis about of original issue discount for U.S. Federal Income Tax purposes will bear a legend in substantially the following form:
“THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND ISSUE DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE.”
     (vi) At such time as all beneficial interests in Global Notes have been exchanged for Certificated Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.
     (f) General Provisions Relating to Transfers and Exchanges.
     (i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Certificated Notes at the Registrar’s request.

     (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.6, 4.10, 4.14 and 9.5 hereto).
     (iii) All Global Notes and Certificated Notes issued upon any registration of transfer or exchange of Global Notes or Certificated Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Certificated Notes surrendered upon such registration of transfer or exchange.
     (iv) The Registrar shall not be required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of fifteen (15) days before the day of any selection of Notes for redemption under Section 3.2 and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.
     (v) [Reserved].
     (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and neither the Trustee, any Agent nor the Issuer shall be affected by notice to the contrary.
     (vii) The Trustee shall authenticate Global Notes and Certificated Notes in accordance with the provisions of Section 2.2. Except as provided in Section 2.6(b), neither the Trustee nor the Registrar shall authenticate or deliver any Certificated Note in exchange for a Global Note.
     (viii) Each Holder agrees to provide reasonable indemnity to the Issuer and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.
     (ix) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or Beneficial Owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.7 Replacement Notes.
     If any mutilated Note is surrendered to the Trustee, or the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon the written order of the Issuer signed by an Officer of the Issuer, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge for their expenses in replacing a Note.
     Every replacement Note is an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
SECTION 2.8 Outstanding Notes.
     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.8 as not outstanding. Except as set forth in Section 2.9, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.
     If a Note is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.
     If the principal amount of any Note is considered paid under Section 4.1, it ceases to be outstanding and interest on it ceases to accrue.
     If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.
SECTION 2.9 Treasury Notes.
     In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or by any Affiliate of the Issuer shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes shown on the register as being owned shall be so disregarded. Notwithstanding the foregoing, Notes that are to be acquired by the Issuer or an Affiliate of the Issuer pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity.

SECTION 2.10 Temporary Notes.
     Until Certificated Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Issuer signed by two Officers of the Issuer. Temporary Notes shall be substantially in the form of Certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall upon receipt of a written order of the Issuer signed by two Officers authenticate Certificated Notes in exchange for temporary Notes.
     Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.
SECTION 2.11 Cancellation.
     The Issuer at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder or which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. All Notes surrendered for registration of transfer, exchange or payment, if surrendered to any Person other than the Trustee, shall be delivered to the Trustee. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. Subject to Section 2.7, the Issuer may not issue new Notes to replace Notes that they have redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be disposed of in accordance with its customary practice, and certification of their disposal delivered to the Issuer, unless by a written order, signed by an Officer of the Issuer, the Issuer shall direct that cancelled Notes be returned to it.
SECTION 2.12 Defaulted Interest.
     If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five (5) Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section 4.1. The Issuer shall fix or cause to be fixed each such special record date and payment date and shall promptly thereafter notify the Trustee of any such date. At least fifteen (15) days before the special record date, the Issuer (or the Trustee, in the name and at the expense of the Issuer) shall deliver or cause to be delivered to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.
SECTION 2.13 Record Date.
     The record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA § 316 (c).

SECTION 2.14 Computation of Interest.
     Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
SECTION 2.15 CUSIP Number.
     The Issuer in issuing the Notes may use a “CUSIP” and/or ISIN or other similar number, and if it does so, the Issuer may use the CUSIP and/or ISIN or other similar number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP and/or ISIN or other similar number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee of any change in the CUSIP and/or ISIN or other similar number.
SECTION 2.16 Special Transfer Provisions.
     Unless and until (i) a Restricted Note is exchanged for an Exchange Note or sold in connection with an effective shelf registration statement pursuant to the Registration Rights Agreement or (ii) the Restricted Notes Legend is no longer required pursuant to Section 2.6(e), the following provisions shall apply:
     (a) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Note (other than pursuant to Regulation S):
     (i) The Registrar shall register the transfer of a Restricted Note by a Holder to a QIB if such transfer is being made by a proposed transferor who has provided the Registrar with (a) an appropriately completed certificate of transfer in the form attached to the Note and (b) a letter substantially in the form set forth in Exhibit C hereto.
     (ii) If the proposed transferee is an Agent Member and the Restricted Note to be transferred consists of an interest in the Regulation S Global Note, upon receipt by the Registrar of (x) the items required by paragraph (i) above and (y) instructions given in accordance with the Depositary’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the QIB Global Note in an amount equal to the principal amount of the beneficial interest in the Regulation S Global Note to be so transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of such Regulation S Global Note.
     (b) Transfers Pursuant to Regulation S. The following provisions shall apply with respect to registration of any proposed transfer of a Restricted Note pursuant to Regulation S:

     (i) The Registrar shall register any proposed transfer of a Restricted Note pursuant to Regulation S by a Holder upon receipt of (a) an appropriately completed certificate of transfer in the form attached to the Note and (b) a letter substantially in the form set forth in Exhibit D hereto from the proposed transferor.
     (ii) If the proposed transferee is an Agent Member holding a beneficial interest in a QIB Global Note and the Restricted Note to be transferred consists of an interest in a QIB Global Note, upon receipt by the Registrar of (x) the letter, if any, required by paragraph (i) above and (y) instructions in accordance with the Depositary’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the beneficial interest in the QIB Global Note to be transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of the QIB Global Note.
     (c) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuer shall issue and, upon receipt of an authentication order in accordance with Section 2.2, the Trustee shall authenticate, one or more Global Notes not bearing the Restricted Notes Legend in an aggregate principal amount equal to the principal amount of the beneficial interests in the Global Notes that are Restricted Notes tendered for acceptance in accordance with the Exchange Offer and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Global Notes, the Registrar shall cause the aggregate principal amount of the applicable Restricted Notes to be reduced accordingly, and the Registrar shall deliver to the Persons designated by the Holders of Restricted Notes so accepted Global Notes not bearing the Restricted Notes Legend in the appropriate principal amount.
     (d) Restricted Notes Legend. Upon the transfer, exchange or replacement of Unrestricted Notes, the Registrar shall deliver Unrestricted Notes that do not bear the Restricted Notes Legend. Upon the transfer, exchange or replacement of Restricted Notes, the Registrar shall deliver only Restricted Notes that bear the Restricted Notes Legend unless the Restricted Notes Legend is no longer required by Section 2.6(e), or the Issuer determines and there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee and a letter of representation of the Issuer reasonably satisfactory to the Trustee to the effect that neither such legend nor the related restrictions on transfer are required or appropriate in order to ensure that subsequent transfers of the Notes are effected in compliance with the Securities Act.
     (e) General. By its acceptance of any Note bearing the Restricted Notes Legend, each Holder of such a Note acknowledges receipt of a Restricted Note with restrictions on transfer of such Note set forth in this Indenture and in the Restricted Notes Legend and agrees that it shall transfer such Note only as provided in this Indenture until such time as the Restricted Notes Legend is no longer required pursuant to Section 2.6(e) and such Holder exchanges such a Restricted Note for an Unrestricted Note. The

Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Issuer such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act until such time as the Restricted Notes Legend is no longer required pursuant to Section 2.6(e) and such Holder exchanges such a Restricted Note for an Unrestricted Note; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Issuer with respect to) the sufficiency of any such certifications, legal opinions or other information.
     The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.16.
SECTION 2.17 Issuance of Additional Notes.
     The Issuer shall be entitled to issue Additional Notes under this Indenture that shall have identical terms as the Initial Notes, other than with respect to the date of issuance, issue price, amount of interest payable on the first interest payment date applicable thereto and any customary escrow provisions, transfer restrictions and any registration rights agreement and additional interest with respect thereto1; provided that such issuance is not prohibited by the terms of this Indenture, including Section 4.9. The Initial Notes and any Additional Notes and all Exchange Notes shall be, without limitation, treated as a single class for all purposes under this Indenture.
     With respect to any Additional Notes, the Issuer shall set forth in a resolution of its Board of Directors and in an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee, the following information:
     (1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;
     (2) the issue price, the issue date, the CUSIP number of such Additional Notes, the first interest payment date and the amount of interest payable on such first interest payment date applicable thereto and the date from which interest shall accrue; and
     (3) whether such Additional Notes shall be Restricted Notes.

[1]	The Initial Notes are Restricted Notes but Additional Notes may be Restricted or Unrestricted.

ARTICLE III
REDEMPTION AND PREPAYMENT
SECTION 3.1 Notices to Trustee.
     If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7, it shall furnish to the Trustee, at least forty-five (45) days (or such shorter period as is acceptable to the Trustee) before a date fixed for redemption (the “redemption date”), an Officers’ Certificate setting forth (i) the section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the Redemption Price.
SECTION 3.2 Selection of Notes to Be Redeemed.
     If less than all of the Notes are redeemed, the Trustee shall select the Notes to be redeemed among the Holders in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate (and in a manner that complies with applicable requirements of the Depositary); provided that no Notes of $2,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail (and, to the extent permitted by applicable procedures or regulations, electronically) at least 30 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption. The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Issuer in writing of the Notes selected for redemption. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of the Notes that have denominations larger than $2,000.
SECTION 3.3 Notice of Redemption.
     Subject to the provisions of Section 3.9, at least 30 days but not more than 60 days before a redemption date, the Issuer shall send or cause to be sent by electronic transmission or by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed.
     The notice shall identify the Notes to be redeemed and shall state:
     (1) the redemption date;
     (2) the Redemption Price;

     (3) if any Note is being redeemed in part, the portion of the principal amount of such Notes to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;
     (4) the name, telephone number and address of the Paying Agent;
     (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;
     (6) that, unless the Issuer defaults in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;
     (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and
     (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.
     At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided, however, that the Issuer shall have delivered to the Trustee at least 30 days prior to the redemption date (or such shorter period as is acceptable to the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in the notices as provided in the preceding paragraph. The notice sent in the manner herein provided shall be conclusively presumed to have been duly given whether or not a Holder receives such notice. In any case, failure to give such notice by electronic transmission or by mail or any defect in the notice to the Holder of any Note shall not affect the validity of the proceeding for the redemption of any other Note.
SECTION 3.4 Effect of Notice of Redemption.
     Once notice of redemption is sent in accordance with Section 3.3, Notes called for redemption become irrevocably due and payable on the redemption date at the Redemption Price plus accrued and unpaid interest, if any, to such date. A notice of redemption may not be conditional.
SECTION 3.5 Deposit of Redemption of Purchase Price.
     On or before 12:00 noon (New York City time) on each redemption date or the date on which Notes must be accepted for purchase pursuant to Section 4.10 or 4.14, the Issuer shall deposit with the Trustee or with the Paying Agent (other than the Issuer or an Affiliate of the Issuer) money sufficient to pay the Redemption Price of and accrued and unpaid interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the Redemption Price of (including any applicable premium), and accrued interest, if any, on, all Notes to be redeemed or purchased.

     If Notes called for redemption or tendered in an Asset Sale Offer or Change of Control Offer are paid or if Issuer has deposited with the Trustee or Paying Agent money sufficient to pay the redemption or purchase price of, and unpaid and accrued interest, if any, on, all Notes to be redeemed or purchased, on and after the redemption or purchase date, interest, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption or tendered and not withdrawn in an Asset Sale Offer or Change of Control Offer (regardless of whether certificates for such securities are actually surrendered). If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case, at the rate provided in the Notes and in Section 4.1.
SECTION 3.6 Notes Redeemed in Part.
     Upon surrender of a Note that is redeemed in part, the Issuer shall issue and, upon the written request of an Officer of the Issuer, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered.
SECTION 3.7 Optional Redemption.
     (i) At any time prior to October 1, 2013, the Issuer may, on one or more occasions, redeem all or any portion of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of the date of redemption, including accrued and unpaid interest to the redemption date.
     (ii) The Notes are subject to redemption, at the option of the Issuer, in whole or in part, at any time on or after October 1, 2013 upon not less than 30 nor more than 60 days’ notice at the following Redemption Prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the 12-month period beginning on October 1 of the years indicated below:

Year	Redemption Price
2013	103.750%
2014	101.875%
2015 and thereafter	100.000%
     (iii) Prior to October 1, 2012, the Issuer may, with the net proceeds of one or more Qualified Equity Offerings, redeem up to 35% of the aggregate principal amount of the outstanding Notes (including Additional Notes) at a Redemption Price equal to 107.5% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 65% of the principal amount of Notes then outstanding (including Additional Notes) remains outstanding immediately after the occurrence of any such redemption (excluding Notes held by Holdings, the Issuer or its Subsidiaries) and that any such redemption occurs within 90 days following the closing of any such Qualified Equity Offering.
     (iv) The Issuer may, at any time and from time to time, purchase Notes in the open market or otherwise, subject to compliance with this Indenture and compliance with all applicable securities laws.
SECTION 3.8 Mandatory Redemption.
     The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
     SECTION 3.9 Offer to Purchase.
     In the event that the Issuer shall be required to commence an Offer to Purchase pursuant to an Asset Sale Offer or a Change of Control Offer, the procedures specified below shall apply.
     Unless otherwise required by applicable law, an Offer to Purchase shall specify an expiration date (the “Expiration Date”) of the Offer to Purchase, which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of delivering of such Offer, and a settlement date (the “Purchase Date”) for purchase of Notes within five Business Days after the Expiration Date. On the Purchase Date, the Issuer (or, with respect to an Offer to Purchase made in connection with a Change of Control, a third party that has commenced such Offer to Purchase as contemplated by Section 4.14) shall purchase the aggregate principal amount of Notes required to be purchased pursuant to Section 4.10 or Section 4.14 (the “Offer Amount”), or if less than the Offer Amount has been tendered, all Notes tendered in response to the Offer to Purchase. Payment for any Notes so purchased shall be made in the same manner as interest payments are made. If the Purchase Date is on or after the interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest, if any, shall be payable to the Holders who tender Notes pursuant to the Offer to Purchase. The Issuer (or, with respect to an Offer to Purchase made in connection with a Change of Control, a third party that has commenced such Offer to Purchase as contemplated in Section 4.14) shall notify the Trustee at least 10 days (or such shorter period as is acceptable to the Trustee in its sole discretion) prior to the delivering of the Offer of the obligation to make an Offer to Purchase, and the Offer shall be sent electronically or mailed by the Issuer (or, with respect to an Offer to Purchase made in connection with a Change of Control, a third party that has commenced such Offer to Purchase as contemplated in Section 4.14) or, at the Issuer’s (or third party’s) request, by the Trustee in the name and at the expense of the Issuer (or third party’s). The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase.

     On or before 12:00 noon (New York City time) on each Purchase Date, the Issuer (or, with respect to an Offer to Purchase made in connection with a Change of Control, a that third party has commenced such Offer to Purchase as contemplated in Section 4.14) shall irrevocably deposit with the Trustee or Paying Agent (other than the Issuer or an Affiliate of the Issuer) in immediately available funds the aggregate purchase price equal to the Offer Amount, together with accrued and unpaid interest, if any, thereon, to be held for payment in accordance with the terms of this Section 3.9. On the Purchase Date, the Issuer shall, to the extent lawful, (i) accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Offer to Purchase, or if less than the Offer Amount has been tendered, all Notes tendered, (ii) deliver or cause the Paying Agent or depositary, as the case may be, to deliver to the Trustee Notes so accepted and (iii) deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.9. The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than three (3) Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase, plus any accrued and unpaid interest, if any, thereon, and the Issuer shall promptly issue a new Note, and the Trustee, at the written request of the Issuer, shall authenticate and mail or deliver at the expense of the Issuer such new Note to such Holder, equal in principal amount to any unpurchased portion of such Holder’s Notes surrendered; provided that each such new Note will be in a principal amount of $2,000 or any integral multiple of $1,000 in excess thereof. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof.
     The Issuer (and, with respect to an Offer to Purchase made in connection with a Change of Control, a third party that has commenced such Offer to Purchase as contemplated in Section 4.14) shall comply with the requirements of any applicable securities laws and any regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of an Asset Sale Offer or Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with Sections 3.9, 4.10 or 4.14 of this Indenture, the Issuer (or, with respect to an Offer to Purchase made in connection with a Change of Control, a third party that has commenced such Offer to Purchase as contemplated in Section 4.14) will comply with the applicable securities laws and regulations and will be deemed to have complied with its obligations under Section 3.9, 4.10 or 4.14, as applicable, by virtue of such compliance.
     Other than as specifically provided in this Section 3.9, any purchase pursuant to this Section 3.9 shall be made pursuant to the provisions of Sections 3.1 through 3.6.

ARTICLE IV
COVENANTS
SECTION 4.1 Payment of Notes.
     (a) The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid for all purposes hereunder on the date the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds, as of 12:00 noon (New York City time), money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all such principal, premium, if any, and interest then due.
     (b) The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.
SECTION 4.2 Maintenance of Office or Agency.
     The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.3. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee and the Issuer hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands.
     The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
SECTION 4.3 Provision of Financial Information.
     Whether or not required by the Commission, so long as any Notes are outstanding, Holdings shall furnish to the Holders of Notes, or file electronically with the Commission through the Commission’s Next-Generation EDGAR System (or any successor system), within the time periods specified in the Commission’s rules and regulations:

     (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Holdings were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by Holdings’ certified independent accountants; and
     (2) all current reports that would be required to be filed with the Commission on Form 8-K if Holdings were required to file such reports.
     In addition, whether or not required by the Commission, Holdings will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to prospective investors. In addition, Holdings, the Issuer and the Subsidiary Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
     If Holdings or the Issuer has designated any Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of Holdings and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.
SECTION 4.4 Compliance Certificate.
     The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture (including, with respect to any Restricted Payments made during such year, the basis upon which the calculations required by Section 4.7 were computed, which calculations may be based upon the Issuer’s latest available financial statements), and further stating, as to each such Officer signing such certificate, that, to his or her knowledge, each entity is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto) and that, to his or her knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer is taking or proposes to take with respect thereto.

     The Issuer shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.
SECTION 4.5 Taxes.
     The Issuer shall pay, and shall cause each of the Subsidiary Guarantors to pay, prior to delinquency all material taxes, assessments and governmental levies, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Issuer and its Restricted Subsidiaries as a whole; provided, however, that there shall not be required to be paid any such taxes, assessment or levy the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made in the good faith judgment of the Issuer or such Subsidiary Guarantor or where the failure to effect such payment is not adverse in any material respect to the Holders.
SECTION 4.6 Stay, Extension and Usury Laws.
     The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.
SECTION 4.7 Limitation on Restricted Payments.
     Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to the proposed Restricted Payment:
     (a) no Default or Event of Default shall have occurred and be continuing or will occur as a consequence thereof;
     (b) after giving effect to such Restricted Payment on a pro forma basis, Holdings would be permitted to Incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the provisions described in the first paragraph under Section 4.9; and
     (c) after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount expended or declared for all Restricted Payments made on or after the Issue Date (excluding Restricted Payments permitted by clauses (ii) through (vii) and clause (ix) of the next succeeding paragraph) shall not exceed the sum (without duplication) of

     (1) 50% of the Consolidated Net Income (or, if Consolidated Net Income shall be a deficit, minus 100% of such deficit) of Holdings accrued on a cumulative basis during the period (taken as one accounting period) from the beginning of the first full fiscal quarter during which the Issue Date occurs and ending on the last day of the fiscal quarter immediately preceding the date of such proposed Restricted Payment, plus
     (2) 100% of the aggregate net proceeds (including the Fair Market Value of property other than cash) received by Holdings (and subsequently contributed to the Issuer) subsequent to the initial issuance of the Notes either (i) as a contribution to its common equity capital or (ii) from the issuance and sale of its Qualified Capital Interests, including Qualified Capital Interests issued upon the conversion of Debt and from the exercise of options, warrants or other rights to purchase such Qualified Capital Interests (other than, in each case, Capital Interests or Debt sold to a Subsidiary of Holdings or an employee stock ownership plan or trust established by Holdings and other than Excluded Contributions), plus
     (3) to the extent that any Investment (other than Permitted Investments or Investments in Unrestricted Subsidiaries or Investments made pursuant to clause (x) below) that was made on or after the Issue Date is sold for cash or otherwise disposed of, liquidated, redeemed, repurchased or repaid for cash or other assets, or to the extent Holdings otherwise realizes any proceeds on the sale of such Investment or proceeds representing the return of capital on such Investment, the lesser of (i) the initial amount of such Investment, or (ii) to the extent not otherwise included in the calculation of Consolidated Net Income of Holdings for such period, the net cash return of capital or net Fair Market Value of return of capital with respect to such Investment, less the cost of any such disposition or liquidation, plus
     (4) to the extent that any Unrestricted Subsidiary of Holdings designated as such on or after the Issue Date is redesignated as a Restricted Subsidiary (other than if originally designated as an Unrestricted Subsidiary pursuant to clause (x) below), the lesser of (i) the Fair Market Value of Holdings’ Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.
     Notwithstanding whether the foregoing provisions would prohibit Holdings and its Restricted Subsidiaries from making a Restricted Payment, Holdings and its Restricted Subsidiaries may make the following Restricted Payments:
     (i) the payment of any dividend on Capital Interests in Holdings or a Restricted Subsidiary within 60 days after declaration thereof if at the declaration date such payment was permitted by the foregoing provisions of this Section 4.7;

     (ii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of any Qualified Capital Interests of Holdings by conversion into, or by or in exchange for, Qualified Capital Interests, or out of net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of Holdings or an employee stock ownership plan or trust established by Holdings) of other Qualified Capital Interests of Holdings;
     (iii) the redemption, defeasance, repurchase or acquisition or retirement for value of any Debt of Holdings, the Issuer or another Guarantor that is subordinate in right of payment to the Notes or the applicable Note Guarantee out of the net cash proceeds of a substantially concurrent issue and sale (other than to a Restricted Subsidiary of Holdings) of (x) new subordinated Debt of Holdings, the Issuer or such Guarantor, as the case may be, Incurred in accordance with this Indenture, (y) Qualified Capital Interests of Holdings or (z) in the case of a redemption, defeasance, repurchase or acquisition or retirement for value of Redeemable Capital Interests or Preferred Interests, of Redeemable Capital Interests or Preferred Interests that have terms that are not taken as a whole materially more burdensome to Holdings and its Restricted Subsidiaries than the terms of the Capital Interests to be redeemed, defeased, repurchased or acquired;
     (iv) the purchase, redemption, retirement or other acquisition for value of Capital Interests in Holdings held by present or former employees, consultants, officers or directors of Holdings or any of its Restricted Subsidiaries (or any of their respective permitted transferees, assigns, estates or heirs) upon death, disability, retirement or termination of employment or service or alteration of employment or service or similar status or pursuant to the terms of any agreement under which such Capital Interests were issued; provided that the aggregate cash consideration paid for such purchase, redemption, retirement or other acquisition of such Capital Interests does not exceed $5.0 million in any calendar year, provided, further, that any unused amounts in any calendar year may be carried forward to one or more future periods subject to a maximum aggregate amount of repurchases made pursuant to this clause (iv) not to exceed $10.0 million in any calendar year; provided, however, that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds received by Holdings or any of its Restricted Subsidiaries from the sale of Qualified Capital Interests of Holdings to employees, consultants, officers or directors of Holdings and its Restricted Subsidiaries that occurs after the Issue Date; provided, however, that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under clause (c) of the first paragraph of this Section 4.7; plus (B) the cash proceeds of key man life insurance policies received by Holdings and its Restricted Subsidiaries after the Issue Date;
     (v) repurchase of Capital Interests deemed to occur upon the exercise of stock options, warrants or other convertible or exchangeable securities;
     (vi) cash payment, in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for the Capital Interests of Holdings or a Restricted Subsidiary;

     (vii) the declaration and payment of dividends to holders of any class or series of Capital Interests of Holdings or any Restricted Subsidiary that constitute (A) Redeemable Capital Interests or (B) Preferred Interests the issuance of which has resulted in the Incurrence of Debt, in each case to the extent that the Debt Incurred in connection with such issuance was Incurred in compliance with Section 4.9 and such dividends are included in the definition of “Consolidated Fixed Charges”;
     (viii) to the extent no Event of Default has occurred and is continuing or will occur as a consequence thereof, upon the occurrence of a Change of Control or an Asset Sale, the defeasance, redemption, repurchase or other acquisition of any subordinated Debt pursuant to provisions substantially similar to those contained in Section 4.10 and Section 4.14 at a Purchase Price not greater than 101% of the principal amount thereof (in the case of a Change of Control) or at a percentage of the principal amount thereof not higher than the principal amount applicable to the Notes (in the case of an Asset Sale), plus any accrued and unpaid interest thereon; provided that prior to or contemporaneously with such defeasance, redemption, repurchase or other acquisition, the Issuer has made an Offer to Purchase with respect to the Notes and has repurchased all Notes validly tendered for payment and not withdrawn in connection therewith;
     (ix) Restricted Payments that are made with Excluded Contributions; and
     (x) to the extent no Event of Default has occurred and is continuing or will occur as a consequence thereof, other Restricted Payments not in excess of $75.0 million in the aggregate.
     If any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary in accordance with this Indenture, all such Investments previously made in such Person shall be Permitted Investments, and for the avoidance of doubt all such Investments shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (c) of the first paragraph under this Section 4.7, in each case to the extent such Investments would otherwise be so counted.
     For purposes of this Section 4.7, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment.
SECTION 4.8 Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
     Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, cause or suffer to exist or become effective or enter into any encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Interests owned by Holdings or any Restricted Subsidiary or pay any Debt or other obligation owed to Holdings or any Restricted Subsidiary, (ii) make loans or advances to Holdings or any Restricted Subsidiary thereof or (iii) transfer any of its property or assets to Holdings or any Restricted Subsidiary.
     However, the preceding provisions will not apply to the following encumbrances or restrictions existing under or by reason of:
     (a) any encumbrance or restriction in existence on the Issue Date, including those required by the Credit Agreement or by any other agreement or documents entered into in connection with the Credit Agreement and any amendments, modifications, restatements, renewals, increases, supplements or Refinancings, of any of the foregoing agreements or documents, provided that the amendments, modifications, restatements, renewals, increases, supplements or Refinancings, in the good faith judgment of the Issuer, are no more restrictive, taken as a whole, with respect to such dividend or other payment restrictions than those contained in these agreements on the Issue Date or Refinancings thereof;
     (b) any encumbrance or restriction pursuant to an agreement relating to an acquisition of property, so long as the encumbrances or restrictions in any such agreement relate solely to the property so acquired (and are not or were not created in anticipation of or in connection with the acquisition thereof);
     (c) any encumbrance or restriction which exists with respect to a Person that becomes a Restricted Subsidiary or merges with or into a Restricted Subsidiary on or after the Issue Date, which is in existence at the time such Person becomes a Restricted Subsidiary, but not created in connection with or in anticipation of such Person becoming a Restricted Subsidiary, and which is not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person becoming a Restricted Subsidiary;
     (d) any encumbrance or restriction pursuant to an agreement effecting a permitted Refinancing or extension of Debt issued pursuant to an agreement containing any encumbrance or restriction referred to in the foregoing clauses (a) through (c), so long as the encumbrances and restrictions contained in any such Refinancing agreement are no less favorable in any material respect to the Holders than the encumbrances and restrictions contained in the agreements governing the Debt being Refinanced in the good faith judgment of the Issuer;
     (e) customary provisions restricting subletting or assignment of any lease, contract, or license of Holdings or any Restricted Subsidiary or provisions in agreements that restrict the assignment of such agreement or any rights thereunder;
     (f) any encumbrance or restriction by reason of applicable law, rule, regulation or order;
     (g) any encumbrance or restriction under this Indenture, the Notes and the Note Guarantees;

     (h) any encumbrance or restriction under an agreement relating to a disposition of assets or Capital Interests, including, without limitation, any agreement for the sale or other disposition of or by a Subsidiary that restricts distributions by that Subsidiary pending its sale or other disposition;
     (i) restrictions on cash and other deposits or net worth imposed by customers or suppliers under contracts entered into in the ordinary course of business;
     (j) customary provisions with respect to the disposition or distribution of assets or property in joint venture agreements, limited liability company agreements, partnership agreements, shareholder agreements, asset sale agreements, stock sale agreements, sale leaseback agreements and other similar agreements;
     (k) any instrument governing any Debt or Capital Interest of a Person acquired by Holdings or any of the Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Debt or Capital Interest was Incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Debt, such Debt was permitted by the terms of this Indenture to be Incurred;
     (l) purchase money obligations (including Capital Lease Obligations) for property acquired in the ordinary course of business that impose restrictions on that property so acquired of the nature described in clause (iii) of the first paragraph of this Section 4.8;
     (m) Liens securing Debt otherwise permitted to be Incurred under this Indenture, including pursuant to Section 4.12, that limit the right of the debtor to dispose of the assets subject to such Liens;
     (n) any Non-Recourse Receivable Subsidiary Indebtedness or other contractual requirements of a Receivable Subsidiary that is a Restricted Subsidiary in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Receivable Subsidiary or the receivables and related assets described in the definition of Qualified Receivables Transaction which are subject to such Qualified Receivables Transaction; and
     (o) any other agreement governing Debt entered into after the Issue Date that contains encumbrances and restrictions that are not materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date.
     Nothing contained in this Section 4.8 shall prevent Holdings or any Restricted Subsidiary from (i) creating, incurring, assuming or suffering to exist any Liens otherwise permitted under Section 4.12 or (ii) restricting the sale or other disposition of property or assets of Holdings or any of its Restricted Subsidiaries that secure Debt of Holdings or any of its Restricted Subsidiaries Incurred in accordance with Section 4.9 and Section 4.12.

SECTION 4.9 Limitation on Incurrence of Debt.
     Holdings will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt (including Acquired Debt); provided that Holdings, the Issuer and any of its Restricted Subsidiaries (other than any Foreign Restricted Subsidiary) may Incur Debt (including Acquired Debt) if, immediately after giving effect to the Incurrence of such Debt and the receipt and application of the proceeds therefrom, (a) the Consolidated Fixed Charge Coverage Ratio of Holdings and its Restricted Subsidiaries, determined on a pro forma basis as if any such Debt (including any other Debt, other than Debt Incurred under the revolving portion of a Credit Facility, being Incurred contemporaneously) and any other Debt (other than Debt Incurred under the revolving portion of the Credit Facility) Incurred since the beginning of the Four Quarter Period had been Incurred and the proceeds thereof had been applied at the beginning of the Four Quarter Period, and any other Debt repaid (other than Debt Incurred under the revolving portion of a Credit Facility) since the beginning of the Four Quarter Period had been repaid at the beginning of the Four Quarter Period, would be greater than 2.25 to 1.00 and (b) no Event of Default shall have occurred and be continuing at the time or as a consequence of the Incurrence of such Debt.
     If the Debt which is the subject of a determination under this provision is Acquired Debt, or Debt Incurred in connection with the simultaneous acquisition of any Person, business, property or assets, or Debt of an Unrestricted Subsidiary being designated as a Restricted Subsidiary, then such ratio shall be determined by giving effect (on a pro forma basis, as if the transaction had occurred at the beginning of the Four Quarter Period) to (x) the Incurrence of such Acquired Debt or such other Debt by Holdings or any of its Restricted Subsidiaries and (y) the inclusion, in Consolidated Cash Flow Available for Fixed Charges, of the Consolidated Cash Flow Available for Fixed Charges of the acquired Person, business, property or assets or redesignated Subsidiary.
     Notwithstanding the first paragraph above, Holdings and its Restricted Subsidiaries may Incur Permitted Debt.
     For purposes of determining any particular amount of Debt under this Section 4.9, (x) Debt outstanding under the Credit Agreement on the Issue Date shall at all times be treated as Incurred pursuant to clause (a) of the definition of “Permitted Debt,” and (y) Guarantees or obligations with respect to letters of credit supporting Debt otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this Section 4.9, in the event that an item of Debt meets the criteria of more than one of the types of Debt described above, including categories of Permitted Debt and under part (a) in the first paragraph of this Section 4.9, the Issuer, in its sole discretion, shall classify, and from time to time may reclassify, all or any portion of such item of Debt. For purposes of determining compliance of any non-U.S. dollar-denominated Debt with this Section 4.9, the amount outstanding under U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall at all times be calculated based on the relevant currency exchange rate in effect on the date such Debt was Incurred, in the case of the term Debt, or first committed, in the cases of the revolving credit Debt, provided, however, that if such Debt is Incurred to Refinance other Debt denominated in the same or different currency, and such Refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Debt does not exceed the principal amount of such indebtedness being Refinanced.
     The accrual of interest, the accretion or amortization of original issue discount and the payment of interest on Debt in the form of additional Debt or payment of dividends on Capital Interests in the forms of additional shares of Capital Interests with the same terms will not be deemed to be an Incurrence of Debt or issuance of Capital Interests for purposes of this Section 4.9.
SECTION 4.10 Limitation on Asset Sales.
     Holdings will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
     (1) Holdings (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Capital Interests issued or sold or otherwise disposed of; and
     (2) at least 75% of the consideration received in the Asset Sale by Holdings or such Restricted Subsidiary is in the form of cash or Eligible Cash Equivalents. For purposes of this clause (2), each of the following will be deemed to be cash:
     (a) any liabilities, as shown on the most recent consolidated balance sheet of Holdings or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary assignment and assumption agreement that releases Holdings or such Restricted Subsidiary from further liability;
     (b) any securities, notes or other obligations received by Holdings or any such Restricted Subsidiary from such transferee that are converted by Holdings or such Restricted Subsidiary into cash within 180 days of their receipt to the extent of the cash received in that conversion; and
     (c) any Designated Non-cash Consideration received by Holdings or any such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed $50.0 million at the time of the receipt of such Designated Non-cash Consideration, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

     Within 360 days after the receipt of any Net Cash Proceeds from an Asset Sale, Holdings (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Cash Proceeds at its option:
     (i) to permanently repay Debt under the Credit Facilities and, if the Obligation repaid is revolving credit Debt, to correspondingly reduce commitments with respect thereto;
     (ii) to acquire all or substantially all of the assets of, or any Capital Interests of, another Permitted Business, if, after giving effect to any such acquisition of Capital Interests, the Permitted Business is or becomes a Restricted Subsidiary of Holdings;
     (iii) to make a capital expenditure in or that is used or useful in a Permitted Business or to make expenditures for maintenance, repair or improvement of existing properties and assets;
     (iv) to acquire other assets (other than inventory) that are used or useful in a Permitted Business;
     (v) to repay or repurchase Debt secured by the assets of Holdings or any Restricted Subsidiaries; or
     (vi) any combination of the foregoing.
     Any Net Cash Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph of this Section 4.10 will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Issuer will, within 30 days, make an Offer to Purchase to all Holders of Notes, and to all holders of other Pari Passu Debt containing provisions similar to those set forth in this Indenture with respect to asset sales, equal to the Excess Proceeds. The offer price in any Offer to Purchase will be equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Offer to Purchase, the Issuer may use those funds for any purpose not otherwise prohibited by this Indenture and they will no longer constitute Excess Proceeds. If the aggregate principal amount of Notes and other Pari Passu Debt tendered into such Offer to Purchase exceeds the amount of Excess Proceeds, the Excess Proceeds will be allocated between the Notes and such other Pari Passu Debt based on the principal amount (or accreted value, if applicable) of the Notes and such other Pari Passu Debt tendered and the Trustee will select the Notes to be purchased on a pro rata basis among all the Notes tendered (subject to DTC procedures). Upon completion of each Offer to Purchase, the amount of Excess Proceeds will be reset at zero.
     The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and will be deemed to have complied with its obligations under the Asset Sale provisions of this Indenture by virtue of such compliance.
SECTION 4.11 Limitation on Transactions with Affiliates.
     Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of related transactions, contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate of Holdings (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $10.0 million, unless:
     (i) such Affiliate Transaction is on terms that are not materially less favorable to Holdings or the relevant Subsidiary than those that could reasonably have been obtained in a comparable arm’s-length transaction by Holdings or such Subsidiary with an unaffiliated party;
     (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, Holdings delivers to the Trustee a resolution adopted by the majority of the Board of Directors of Holdings approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (i) above; and
     (iii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, Holdings must obtain and deliver to the Trustee a written opinion of a nationally recognized investment banking, accounting or appraisal firm stating that the transaction is fair to Holdings or such Restricted Subsidiary, as the case may be, from a financial point of view.
     The foregoing limitations do not limit, and shall not apply to:
     (1) Restricted Payments that are permitted by Section 4.7 and Permitted Investments permitted under this Indenture;
     (2) the payment of reasonable and customary compensation and indemnities and other benefits (including retirement, health, option, deferred compensation and other benefit plans) to members of the Board of Directors of Holdings or a Restricted Subsidiary;
     (3) the payment of reasonable and customary compensation and other benefits (including retirement, health, option, deferred compensation and other benefit plans) and indemnities to officers and employees of Holdings or any Restricted Subsidiary;
     (4) transactions between or among Holdings and/or its Restricted Subsidiaries;

     (5) any agreement or arrangement as in effect on the Issue Date and any amendment or modification thereto so long as such amendment or modification is not more disadvantageous to the Holders of the Notes in any material respect;
     (6) any contribution of capital to Holdings or any Restricted Subsidiary;
     (7) transactions permitted by, and complying with Article V hereof;
     (8) any transaction with a joint venture, partnership, limited liability company or other entity in the ordinary course of business that would constitute an Affiliate Transaction solely because Holdings or a Restricted Subsidiary owns an equity interest in such joint venture, partnership, limited liability company or other entity;
     (9) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case, on terms that are not materially less favorable to Holdings or such Restricted Subsidiary, as the case may be, as determined in good faith by Holdings, than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of Holdings; and
     (10) transactions effected as part of a Qualified Receivables Transaction.
SECTION 4.12 Limitation on Liens.
     Holdings will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to enter into, create, incur, assume or suffer to exist any Liens of any kind, other than Permitted Liens, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, which Liens secure Debt (the “Initial Lien”), without securing the Notes and the applicable Note Guarantee, as the case may be, equally and ratably with (or prior to) the Debt secured by such Lien until such time as such Debt is no longer secured by such Lien; provided that if the Debt so secured is subordinated by its terms to the Notes or such Note Guarantee, the Lien securing such Debt will also be so subordinated by its terms to the Notes and such Note Guarantees at least to the same extent. Any such Lien thereby created to secure the Notes or any such Note Guarantee will be automatically and unconditionally released and discharged upon (i) the release and discharge of the Initial Lien to which it relates or (ii) any sale, exchange or transfer to any Person not an Affiliate of Holdings of the property or assets secured by such Initial Lien, or of all of the Capital Interests held by Holdings or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Initial Lien.
SECTION 4.13 Limitation on Sale and Leaseback Transactions.
     Holdings will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction unless:
     (i) the consideration received in such Sale and Leaseback Transaction is at least equal to the Fair Market Value of the property sold, as confirmed by an Officers’ Certificate,

     (ii) prior to and immediately after giving effect to the Attributable Debt in respect of such Sale and Leaseback Transaction, Holdings and such Restricted Subsidiary comply with Section 4.9, and
     (iii) at or after such time Holdings and such Restricted Subsidiary also comply with Section 4.10 to the extent that it applies to such Sale and Leaseback Transaction.
SECTION 4.14 Offer to Purchase upon Change of Control.
     Upon the occurrence of a Change of Control, unless the Issuer has exercised its right to redeem all of the Notes in accordance with Section 3.7, the Issuer will make an Offer to Purchase (the “Change of Control Offer”) all of the outstanding Notes at a Purchase Price in cash equal to 101% of the principal amount tendered, together with accrued interest, if any, to but not including the Purchase Date (the “Change of Control Payment”). For purposes of the foregoing, an Offer to Purchase shall be deemed to have been made if (i) within 60 days following the date of the consummation of a transaction or series of transactions that constitutes a Change of Control, the Issuer or a third party commences an Offer to Purchase for all outstanding Notes at the Purchase Price and (ii) all Notes properly tendered pursuant to the Offer to Purchase are purchased on the terms of such Offer to Purchase.
     The Issuer shall not be required to make a Change of Control Offer (i) if a third party makes the Change of Control Offer contemporaneously with or upon a Change of Control, in the manner, at the times and otherwise in compliance with the requirements set forth herein and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (ii) a notice of redemption has been given by the Issuer or a third party pursuant to this Indenture as described in Section 3.7.
     The Issuer (and a third party that has commenced an Offer to Purchase as contemplated herein) shall be required to comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws or regulations in connection with any repurchase of Notes as described in this Section 4.14. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Issuer (and a third party that has commenced an Offer to Purchase as contemplated herein) will comply with the applicable securities laws and regulations and will be deemed to have complied with its obligations under the Change of Control provisions of this Indenture by virtue of such compliance.
     In addition, an Offer to Purchase may be made by the Issuer or a third party in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of launching the Offer to Purchase.
SECTION 4.15 Corporate Existence.
     Except as otherwise permitted under Section 4,7, Section 4.10, Section 4.14 or Article V hereof, as the case may be, the Issuer shall do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate or other existence and the corporate or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Restricted Subsidiary, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries taken as a whole.
SECTION 4.16 Business Activities.
     Holdings will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business.
SECTION 4.17 Additional Note Guarantees.
     If Holdings or any of its Restricted Subsidiaries acquires or creates another Subsidiary after the Issue Date and such Subsidiary Guarantees or Incurs any Debt under a Credit Facility, then that newly acquired or created Subsidiary shall become a Guarantor within 60 days of the date on which it Guaranteed such other Debt; provided that no Unrestricted Subsidiary or Restricted Subsidiary that is a Foreign Restricted Subsidiary shall be required to become a Guarantor unless it provides a Guarantee of Debt under a Credit Facility that is Incurred by Holdings or a Restricted Subsidiary that is not a Foreign Restricted Subsidiary.
SECTION 4.18 Limitation on Creation of Unrestricted Subsidiaries.
     Holdings or the Issuer may designate any Subsidiary of Holdings (other than the Issuer) to be an “Unrestricted Subsidiary” as provided below, in which event such Subsidiary and each other Person that is then or thereafter becomes a Subsidiary of such Subsidiary will be deemed to be an Unrestricted Subsidiary.
     “Unrestricted Subsidiary” means:
     (1) any Subsidiary of Holdings (other than the Issuer) designated as such by an Officers’ Certificate as set forth below where neither Holdings nor any of its Restricted Subsidiaries (i) provides credit support for, or Guarantee of, any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt, but excluding in the case of a Receivables Subsidiary any Standard Securitization Undertakings) or (ii) is directly or indirectly liable for any Debt of such Subsidiary or any Subsidiary of such Subsidiary (except in the case of a Receivables Subsidiary any Standard Securitization Undertakings); and
     (2) any Subsidiary of an Unrestricted Subsidiary.
     Holdings or the Issuer may designate any Subsidiary (other than the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Interests of, or owns or holds any Lien on any property of, any other Restricted Subsidiary of Holdings, provided that either:
     (x) the Subsidiary to be so designated has total assets of $1,000 or less; or

     (y) Holdings could make a Restricted Payment at the time of designation in an amount equal to the greater of the Fair Market Value or book value of such Subsidiary pursuant to Section 4.7 and such amount is thereafter treated as a Restricted Payment for the purpose of calculating the amount available for Restricted Payments thereunder.
     An Unrestricted Subsidiary may be designated as a Restricted Subsidiary if (i) all the Debt of such Unrestricted Subsidiary could be Incurred pursuant to Section 4.9 and (ii) all the Liens on the property and assets of such Unrestricted Subsidiary could be incurred pursuant to Section 4.12.
SECTION 4.19 Maintenance of Properties; Insurance
     (a) Except as otherwise permitted under Section 4.10, Section 4.14 or Article V hereof, as the case may be, the Issuer shall, and shall cause each of the Subsidiary Guarantors to, make all reasonable efforts to maintain its material properties in normal condition (subject to ordinary wear and tear) and make all reasonably necessary repairs, renewals or replacements thereto as in the judgment of the Issuer or such Subsidiary Guarantor may be reasonably necessary to the conduct of the business of the Issuer and its Restricted Subsidiaries, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries taken as a whole.
     (b) The Issuer shall provide or cause to be provided, for itself and each of the Subsidiary Guarantors, insurance (including appropriate self- insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Issuer, are reasonably adequate and appropriate for the conduct of the business of the Issuer and its Restricted Subsidiaries taken as a whole.
SECTION 4.20 Calculation of Original Issue Discount.
     The Issuer shall provide to the Trustee on a timely basis such information as the Trustee reasonably requests to enable the Trustee to prepare and file any form required to be submitted to the Internal Revenue Service or the Holders of the Notes relating to original issue discount, including, without limitation, Form 1099-OID or any successor form.
SECTION 4.21 Covenant Suspension.
     During any period of time (a “Suspension Period”) that: (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), Holdings and its Restricted Subsidiaries will not be subject to the following provisions of this Indenture (collectively, the “Suspended Covenants”), and during a Suspension Period, neither Holdings nor the Issuer may designate any of its Subsidiaries as Unrestricted Subsidiaries unless Holdings or the Issuer, as the case may be, could have designated such Subsidiaries as Unrestricted Subsidiaries in compliance with this Indenture assuming the covenants set forth below had not been suspended :

(a)	Section 4.5;

(b)	Section 4.7;

(c)	Section 4.8;

(d)	Section 4.9;

(e)	clause (iii) of the first paragraph of Section 5.1;

(f)	Section 4.11;

(g)	Section 4.10;

(h)	Section 4.17; and

(i)	Section 4.19.
     In the event that Holdings and its Restricted Subsidiaries are not subject to the Suspended Covenants with respect to the Notes for any Suspension Period and, subsequently, (x) either one or both Rating Agencies withdraws its rating or downgrades the rating assigned to the Notes below the required Investment Grade Rating or (y) Holdings or any of its affiliates enters into an agreement to effect a transaction that would result in a Change of Control and either one or both Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the Notes below an Investment Grade Rating (such date of withdrawal or downgrade in clause (x) or (y), a “Reinstatement Date”), then Holdings and its Restricted Subsidiaries will after the Reinstatement Date again be subject to the Suspended Covenants with respect to future events for the benefit of the Notes.
     On the Reinstatement Date, all Debt incurred, or Redeemable Capital Interests or Preferred Interests issued, during a Suspension Period will be (i) classified as having been Incurred or issued pursuant to the first paragraph of Section 4.9 or one of the clauses set forth in the definition of “Permitted Debt” (to the extent such Debt (including Debt arising by virtue of the issuance of Redeemable Capital Interests or Preferred Interests) would be permitted to be Incurred thereunder as of the Reinstatement Date and after giving effect to Debt Incurred prior to the Suspension Period and outstanding on the Reinstatement Date) and (ii) subject to Section 4.9 and Section 4.17. To the extent such Debt (including Debt arising by virtue of the issuance of Redeemable Capital Interests or Preferred Interests) would not be so permitted to be Incurred pursuant to Section 4.9, such Debt (including Debt arising by virtue of the issuance of Redeemable Capital Interests or Preferred Interests) will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (d) of the definition of “Permitted Debt.” To the extent Debt or Guarantees were incurred prior to or during a Suspension Period, Holdings and its Restricted Subsidiaries shall on the Reinstatement Date comply with Section 4.17.
     Calculations made after the Reinstatement Date of the amount available to be made as Restricted Payments under Section 4.7 will be made as though such covenant had been in effect from the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of Section 4.7 to the extent provided therein.
     Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during a Suspension Period (or on the Reinstatement Date or after a Suspension Period based solely on events that occurred during the Suspension Period).
ARTICLE V
SUCCESSORS
SECTION 5.1 Consolidation, Merger, Conveyance, Transfer or Lease.
     The Issuer will not in any transaction or series of transactions, consolidate with or merge into any other Person (other than a merger of a Restricted Subsidiary into the Issuer in which the Issuer is the continuing Person), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries (determined on a consolidated basis), taken as a whole, to any other Person, unless:
     (i) either: (a) the Issuer shall be the continuing Person or (b) the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged, or the Person that acquires, by sale, assignment, conveyance, transfer, lease or other disposition, all or substantially all of the property and assets of the Issuer (such Person, the “Surviving Entity”) (1) shall be a corporation, partnership, limited liability company or similar entity organized and validly existing under the laws of the United States, any political subdivision thereof or any state thereof or the District of Columbia and (2) shall expressly assume, by a supplemental indenture, the due and punctual payment of all amounts due in respect of the principal of (and premium, if any) and interest on all the Notes and the performance of the covenants and obligations of the Issuer under this Indenture; provided that at any time the Issuer or its successor is not a corporation, there shall be a co-issuer of the Notes that is a corporation;
     (ii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing or would result therefrom;
     (iii) immediately after giving effect to any such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions) as if such transaction or series of transactions had occurred on the first day of the determination period, the Issuer (or the Surviving Entity if the Issuer is not

continuing) could Incur $1.00 of additional Debt (other than Permitted Debt) under the provisions described in the first paragraph of Section 4.9; and
     (iv) the Issuer delivers, or causes to be delivered, to the Trustee, in form satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of this Indenture.
     Notwithstanding the foregoing, failure to satisfy the requirements of the preceding clauses (ii) and (iii) will not prohibit:
     (a) a merger between the Issuer and a Restricted Subsidiary that is a wholly owned Subsidiary of the Issuer; or
     (b) a merger between the Issuer and an Affiliate incorporated solely for the purpose of converting the Issuer into a corporation organized under the laws of the United States or any political subdivision or state thereof; so long as, in each case, the amount of Debt of the Issuer and its Restricted Subsidiaries is not increased thereby.
     For all purposes of this Indenture and the Notes, Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to this Indenture and all Debt, and all Liens on property or assets, of the Surviving Entity and its Subsidiaries that was not Debt, or were not Liens on property or assets, of the Issuer and its Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been Incurred upon such transaction or series of transactions.
SECTION 5.2 Successor Person Substituted.
     Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Issuer in accordance with Section 5.1, the successor corporation formed by such consolidation or into or with which the Issuer (and, if necessary, any co-issuer) is merged or to which such sale, assignment, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Issuer” shall refer instead to the successor corporation and not to the Issuer), and shall exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein and when such successor Person duly assumes all the obligations and covenants of the Issuer pursuant to this Indenture and the Notes the predecessor Person shall be relieved of all such obligations; provided, however, that in the event of a transfer or lease, the predecessor shall not be released from the payment of principal and interest or other obligations on the Notes.

ARTICLE VI
DEFAULTS AND REMEDIES
SECTION 6.1 Events of Default.
     Each of the following constitutes an “Event of Default”:
     (1) default in the payment in respect of the principal of (or premium, if any, on) any Note when due and payable (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);
     (2) default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;
     (3) failure to perform or comply with Section 4.3 and continuance of such failure to perform or comply for a period of 120 days after written notice thereof has been given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;
     (4) except as permitted by this Indenture, any Note Guarantee of Holdings or any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) shall for any reason cease to be, or it shall be asserted by any Guarantor or the Issuer not to be, in full force and effect and enforceable in accordance with its terms;
     (5) default in the performance, or breach, of any covenant or agreement of Holdings or any Restricted Subsidiary in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (1), (2), (3) or (4) above), and continuance of such default or breach for a period of 60 days after written notice thereof has been given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;
     (6) a default or defaults under any bonds, debentures, notes or other evidences of Debt (other than the Notes) by Holdings or any Restricted Subsidiary having, individually or in the aggregate, a principal or similar amount outstanding of at least $50.0 million, whether such Debt now exists or shall hereafter be created, which default or defaults either (a) shall have resulted in the acceleration of the maturity of such Debt prior to its express maturity or (b) shall constitute a failure to pay principal of, or interest or premium on, such Debt when due and payable after the expiration of any applicable grace period with respect thereto;
     (7) the entry against Holdings or any Restricted Subsidiary of a final judgment(s) for the payment of money in an aggregate amount in excess of $50.0 million (net of amounts covered by (x) insurance for which the insurer thereof has been notified of such claim and has not challenged such coverage or (y) valid third party indemnifications for which the indemnifying party thereof has been notified of such claim and has not challenged such indemnification) by a court or courts of competent jurisdiction, which judgment(s) remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days; or
     (8) (i) Holdings, the Issuer, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:
     (a) commences a voluntary case,
     (b) consents to the entry of an order for relief against it in an involuntary case,
     (c) consents to the appointment of a custodian of it or for all or substantially all of its property,
     (d) makes a general assignment for the benefit of its creditors, or
     (e) generally is not paying its debts as they become due; or
     (ii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (a) is for relief against Holdings, the Issuer or any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, in an involuntary case;
     (b) appoints a custodian of Holdings, the Issuer or any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of Holdings, the Issuer or any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; or
     (c) orders the liquidation of Holdings, the Issuer or any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary and the order or decree remains unstayed and in effect for 60 consecutive days.
SECTION 6.2 Acceleration.
     If an Event of Default (other than an Event of Default specified in clause (8) of Section 6.1 with respect to Holdings or the Issuer) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and payable immediately by a notice in writing to the Issuer (and to the Trustee if given by Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal of or interest on the Notes, have been cured or waived as provided in this Indenture.
     In the event of a declaration of acceleration of the Notes solely because an Event of Default described in clause (6) of Section 6.1 has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by Holdings or a Restricted Subsidiary of Holdings or waived by the holders of the relevant Debt within 20 Business Days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes.
     If an Event of Default specified in clause (8) of Section 6.1 occurs with respect to Holdings or the Issuer, the principal of and any accrued interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Trustee may withhold from Holders notice of any Default (except Default in payment of principal of, premium, if any, and interest) if the Trustee determines that withholding notice is in the interests of the Holders to do so.
SECTION 6.3 Other Remedies.
     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
SECTION 6.4 Waiver of Past Defaults.
     The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, any Note (other than as a result of an acceleration of the Notes), which shall require the consent of the Holder such Note.

SECTION 6.5 Control by Majority.
     The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust power conferred on it. However, (i) the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability, and (ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
SECTION 6.6 Limitation on Suits.
     A Holder may pursue a remedy with respect to this Indenture or the Notes only if:
     (a) the Holder gives to the Trustee written notice of a continuing Event of Default or the Trustee receives such notice from the Issuer;
     (b) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;
     (c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense;
     (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of such indemnity or security; and
     (e) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.
     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.
SECTION 6.7 Rights of Holders of Notes to Receive Payment.
     Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
SECTION 6.8 Collection Suit by Trustee.
     If an Event of Default specified in Section 6.1(1) or 6.1(2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
SECTION 6.9 Trustee May File Proofs of Claim.
     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable upon the conversion or exchange of the Notes or on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
SECTION 6.10 Priorities.
     Any money collected by the Trustee pursuant to this Article VI and any money or other property distributable in respect of the Issuer’s obligations under this Indenture after an Event of Default shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, if any, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
     First: to the Trustee (including any predecessor Trustee), its agents and attorneys for amounts due under Section 7.7, including payment of all reasonable compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

     Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest respectively; and
     Third: to the Issuer or to such party as a court of competent jurisdiction shall direct.
     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.
SECTION 6.11 Undertaking for Costs.
     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.
ARTICLE VII
TRUSTEE
SECTION 7.1 Duties of Trustee.
     (a) If an Event of Default of which the Trustee has knowledge has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
     (b) Except during the continuance of an Event of Default of which the Trustee has knowledge:
     (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture or the TIA and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall be under a duty of reasonable care to examine the certificates and opinions which by any provision hereof are specifically required to be furnished to it to determine whether or not they conform as to form with the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).
     (c) The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:
     (i) this paragraph does not limit the effect of paragraphs (b) or (e) of this Section 7.1;
     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and
     (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.
     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (e) and (f) of this Section 7.1.
     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request or direction of any Holders, unless such Holder shall have offered to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense.
     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust pursuant to Article VIII.
     (g) The Trustee shall not be charged with knowledge of any Event of Default unless either (1) a Responsible Officer shall have actual knowledge of such Event of Default or (2) written notice of such Event of Default shall have been received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee in accordance with the provisions of this Indenture, and such notice references the Notes and this Indenture in accordance with the provisions of this Indenture.
SECTION 7.2 Rights of Trustee.
     (a) The Trustee, as Trustee and acting in each of its capacities hereunder, may conclusively rely and shall be fully protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of the Trustee’s own choosing and the Trustee shall be fully protected from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance on the advice or opinion of such counsel or on any Opinion of Counsel.
     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.
     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture. Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Officers’ Certificate and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution. Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate.
     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer or a Guarantor shall be sufficient if signed by an Officer of the Issuer or such Guarantor.
     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security and indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.
     (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or documents, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine during normal business hours the books, records and premises of the Issuer or any Guarantor, personally or by agent or attorney at the sole cost of the Issuer, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
     (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Persons employed to act hereunder.

     (i) The Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
     (j) Delivery of reports, information and documents to the Trustee under Section 4.3 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
     (k) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.
     (l) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.
     (m) The permissive right of the Trustee to take or refrain from taking action hereunder shall not be construed as a duty.
SECTION 7.3 Individual Rights of Trustee.
     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest as defined in Section 310(b) of the TIA, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11.
SECTION 7.4 Trustee’s Disclaimer.
     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer’s or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes, any statement or recital in any document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication on the Notes.

SECTION 7.5 Notice of Defaults.
     If a Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall send electronically or mail to Holders a notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as the board of directors of the Trustee, the executive or any trust committee of such directors and/or Responsible Officers of Trustee in good faith determines that withholding the notice is in the interests of the Holders.
SECTION 7.6 Reports by Trustee to Holders of the Notes.
     Within 60 days after each September 1 beginning with the September 1, 2009, and for so long as Notes remain outstanding, the Trustee shall send to the Holders a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b). The Trustee shall also transmit by mail all reports as required by TIA § 313(c).
     A copy of each report at the time of its delivery to the Holders shall be mailed or delivered to the Issuer and filed with the Commission and each stock exchange on which the Issuer has informed the Trustee in writing the Notes are listed in accordance with TIA § 313(d). The Issuer shall promptly notify the Trustee when the Notes are listed on any stock exchange and of any delisting thereof.
SECTION 7.7 Compensation and Indemnity.
     The Issuer shall pay to the Trustee from time to time compensation for its acceptance of this Indenture and services hereunder as the Issuer and the Trustee will agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable out-of-pocket disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include, but not limited to, the reasonable compensation, and out-of-pocket disbursements and expenses, of the Trustee’s agents and counsel.
     The Issuer and the Guarantors, jointly and severally, shall indemnify each of the Trustee or any predecessor Trustee (which for purposes of this Section 7.7 shall include its officers, directors, employees and agents) against any and all claims, damages, losses, liabilities, taxes (other than taxes based upon, measured by or determined by the income of the Trustee) or expenses (including attorneys’ fees) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 7.7) and defending itself against any claim (whether asserted by the Issuer or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder except to the extent any such loss, claim, damage, liability or expense may be attributable to its gross negligence, willful misconduct or bad faith. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of one such counsel. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. Under no circumstances shall the Trustee be liable for any special, indirect, consequential or punitive damages of any kind.
     The obligations of the Issuer and the Guarantors under this Section 7.7 shall survive the satisfaction and discharge or termination for any reason of this Indenture or the resignation or removal of the Trustee.
     To better assure payment of the Issuer’s and the Guarantors’ obligations in this Section 7.7, the parties agree that the interest of the Trustee on all money or property held or collected by the Trustee shall be prior to the interest of the Holders of the Notes in such money or property, except money and property held in trust to pay principal or interest, if any, on particular Notes. The priority set forth in the preceding sentence shall survive the satisfaction and discharge or termination for any reason of this Indenture and the resignation or removal of the Trustee.
     In addition, and without prejudice to the rights provided to the Trustee under any of the provisions of this Indenture, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(8) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
     “Trustee” for the purposes of this Section 7.7 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each agent, custodian and other person employed to act hereunder; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.
     The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.
SECTION 7.8 Replacement of Trustee.
     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.8.
     The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Issuer in writing. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:
     (a) the Trustee fails to comply with Section 7.10;
     (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

     (c) a custodian or public officer takes charge of the Trustee or its property; or
     (d) the Trustee becomes incapable of acting.
     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of all outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.
     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Promptly after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall deliver notice of its succession to each Holder.
     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in aggregate principal amount of all outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
     If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuer’s and Guarantors’ obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.
SECTION 7.9 Successor Trustee by Merger, Etc.
     If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee or any Agent, as applicable.
SECTION 7.10 Eligibility; Disqualification.
     There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power and that is subject to supervision or examination by federal or state authorities. The Trustee together with its affiliates shall at all times have a combined capital and surplus of at least $50.0 million as set forth in its most recent annual report of condition.
     This Indenture shall always have a Trustee who satisfies the requirements of TIA §§ 310(a)(l), (2) and (5). If this Indenture becomes qualified under the TIA, the Trustee shall be subject to TIA § 310(b) including the provision in § 310(b)(1); provided that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer or the Guarantors are outstanding if the requirements for exclusion set forth in TIA § 310(b)(1) are met.
SECTION 7.11 Preferential Collection of Claims Against the Issuer.
     The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.
SECTION 7.12 Trustee’s Application for Instructions from the Issuer.
     Any application by the Trustee for written instructions from the Issuer may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than twenty Business Days after the date any Officer of the Issuer actually receives such application, unless any such Officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.
ARTICLE VIII
DEFEASANCE AND COVENANT DEFEASANCE
SECTION 8.1 Option to Effect Defeasance or Covenant Defeasance.
     The Issuer may, at the option of its Board of Directors evidenced by a Board Resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.2 or 8.3 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.
SECTION 8.2 Defeasance and Discharge.
     Upon the Issuer’s exercise under Section 8.1 of the option applicable to this Section 8.2, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.4, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “defeasance”). For this purpose, defeasance means that the Issuer shall be deemed to have paid and discharged the entire Debt represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.5 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest, if any, on such Notes when such payments are due from the trust referred to in Section 8.4(l); (b) the Issuer’s obligations with respect to such Notes under Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.10 and 4.2; (c) the rights, powers, trusts, benefits and immunities of the Trustee, including without limitation thereunder, under Sections 7.7, 8.5 and 8.7 and the Issuer’s obligations in connection therewith; (d) the Issuer’s rights pursuant to Section 3.7; and (e) the provisions of this Article VIII. Subject to compliance with this Article VIII, the Issuer may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3.
     The Issuer and the Guarantors may terminate the obligations under this Indenture when:
     (1) either: (A) all Notes theretofore authenticated and delivered have been delivered to the Trustee for cancellation, or (B) all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable within one year or are to be called for redemption within one year (a “Discharge”) under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes, not thereto fore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest to the Stated Maturity or date of redemption;
     (2) the Issuer has paid or caused to be paid all other sums then due and payable under this Indenture by the Issuer;
     (3) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be; and
     (4) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel reasonably acceptable to the Trustee, each to the effect that all conditions precedent under this Indenture relating to the Discharge have been complied with.
SECTION 8.3 Covenant Defeasance.
     Upon the Issuer’s exercise under Section 8.1 of the option applicable to this Section 8.3, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.4, be released from its obligations under the covenants contained in Sections 4.3, 4.4, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16, 4.17 and 5.1(iii) with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, covenant defeasance means that, with respect to the outstanding Notes, the Issuer or any of its Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.1 of the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4, Sections 6.1(3), 6.1(5) (solely with respect to the covenants that are released upon a covenant defeasance), 6.1(6) and 6.01(7) shall not constitute Events of Default.
SECTION 8.4 Conditions to Defeasance or Covenant Defeasance.
     The following shall be the conditions to the application of either Section 8.2 or 8.3 to the outstanding Notes:
     In order to exercise either defeasance or covenant defeasance:
     (1) the Issuer must irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders of such Notes: (A) money in an amount, or (B) U.S. government obligations, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount or (C) a combination thereof, in each case sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the entire indebtedness in respect of the principal of and premium, if any, and interest on such Notes on the Stated Maturity thereof or (if the Issuer has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Issuer) the redemption date thereof, as the case may be, in accordance with the terms of this Indenture and such Notes;
     (2) in the case of defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable United States federal income tax law (whether by statute or judicial precedent), in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge to be effected with respect to such Notes and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, defeasance and discharge were not to occur;

     (3) in the case of covenant defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such outstanding Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit and covenant defeasance to be effected with respect to such Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and covenant defeasance were not to occur;
     (4) no Default or Event of Default with respect to the outstanding Notes shall have occurred and be continuing at the time of such deposit after giving effect thereto (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien to secure such borrowing);
     (5) such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the TIA (assuming all Notes are in default within the meaning of the TIA);
     (6) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than this Indenture) to which Holdings or the Issuer is a party or by which Holdings or the Issuer is bound; and
     (7) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.
     Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) above with respect to a defeasance need not to be delivered if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable, or (y) will become due and payable at Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.

SECTION 8.5	Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.
     Subject to Section 8.6, all money and non-callable U.S. government obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the “Trustee”) pursuant to Section 8.4 in respect of the outstanding Notes shall be held in trust, shall not be invested, and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or any Subsidiary acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
     The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. government obligations deposited pursuant to Section 8.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
     Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the written request of the Issuer and be relieved of all liability with respect to any money or non-callable U.S. government obligations held by it as provided in Section 8.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(1)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.
SECTION 8.6 Repayment to Issuer.
     Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest, if any, on any Note and remaining unclaimed for one year after such principal and premium, if any, or interest has become due and payable shall be paid to the Issuer on its written request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer.
SECTION 8.7 Reinstatement.
     If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable U.S. government obligations in accordance with Section 8.2 or 8.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Issuer under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX
AMENDMENT, SUPPLEMENT AND WAIVER
SECTION 9.1 Without Consent of Holders of the Notes.
     Notwithstanding Section 9.2 of this Indenture, without the consent of any Holders, the Issuer, the Guarantors and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to this Indenture and the Note Guarantees for any of the following purposes:
     (1) to evidence the succession of a Person to the Issuer and the assumption by any such successor of the covenants of the Issuer in this Indenture and the Notes;
     (2) to add to the covenants of Holdings for the benefit of the Holders, or to surrender any right or power herein conferred upon Holdings;
     (3) to add additional Events of Default;
     (4) to provide for uncertificated Notes in addition to or in place of the certificated Notes;
     (5) to evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee;
     (6) to provide for or confirm the issuance of Additional Notes in accordance with the terms of this Indenture;
     (7) to add a Guarantor or to release a Guarantor in accordance with this Indenture;
     (8) to cure any ambiguity, defect, omission, mistake or inconsistency;
     (9) to make any other provisions with respect to matters or questions arising under this Indenture, provided that such actions pursuant to this clause (9) shall not adversely affect the interests of the Holders in any material respect, as determined in good faith by the Issuer;
     (10) to conform the text of this Indenture or the Notes to any provision of the “Description of Notes” in the Offering Memorandum to the extent that the Trustee has received an Officers’ Certificate stating that such text constitutes an unintended conflict with the description of the corresponding provision in the “Description of Notes”; or
     (11) to effect or maintain the qualification of this Indenture under the TIA.

SECTION 9.2 With Consent of Holders of Notes.
     With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, the Issuer, the Guarantors and the Trustee may enter into an indenture or indentures supplemental to this Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Notes or of modifying in any manner the rights of the Holders of the Notes under this Indenture, including the definitions herein; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note affected thereby:
     (1) change the Stated Maturity of any Note or of any installment of interest on any Note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the date on which any Notes may be subject to redemption or reduce the Redemption Price therefor,
     (2) reduce the percentage in aggregate principal amount of the outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture,
     (3) modify the obligations of the Issuer to make an Offer to Purchase upon a Change of Control if such modification was done after the occurrence of such Change of Control,
     (4) modify any provision of this Indenture affecting the ranking of the Notes or any Note Guarantee in a manner adverse to the Holders of the Notes,
     (5) modify any provision specifying requirements to effect waiver of defaults or certain covenants, except to increase any such percentage required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby, or
     (6) release any Guarantees required to be maintained under this Indenture (other than in accordance with the terms of this Indenture).
     The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the Holders of all the Notes waive any past default under this Indenture and its consequences, except a default:
     (1) in any payment in respect of the principal of (or premium, if any) or interest on any Notes (including any Note which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Issuer), which default may only be waived in accordance with Section 6.4, or
     (2) in respect of a covenant or provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected, as contemplated in the first paragraph of Section 9.2
SECTION 9.3 Compliance with Trust Indenture Act.
     Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.
SECTION 9.4 Revocation and Effect of Consents.
     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on the Note. However, unless otherwise specified in such consent, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. When an amendment, supplement or waiver becomes effective in accordance with its terms, it thereafter binds every Holder.
     The Issuer may, but shall not be obligated to, fix a record date for determining which Holders consent to such amendment, supplement or waiver. If the Issuer fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished for the Trustee prior to such solicitation pursuant to Section 2.5 or (ii) such other date as the Issuer shall designate.
SECTION 9.5 Notation on or Exchange of Notes.
     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.
     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
     After any amendment, supplement or waiver becomes effective, the Issuer shall mail to Holders a notice briefly describing such amendment, supplement or waiver. The failure to give such notice shall not affect the validity and effect of such amendment, supplement or waiver.
SECTION 9.6 Trustee to Sign Amendments, Etc.
     The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In signing or refusing to sign any amendment or supplemental indenture the Trustee shall be entitled to receive and (subject to Section 7.1 hereof) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment or supplemental indenture is authorized or permitted by this Indenture, that all conditions precedent thereto have been met or waived, that such amendment or supplemental indenture is not inconsistent herewith, and that it will be valid and binding upon the Issuer and Guarantors in accordance with its terms.
ARTICLE X
NOTE GUARANTEES
SECTION 10.1 Note Guarantees.
     (a) Each Guarantor hereby jointly and severally, fully, unconditionally and irrevocably guarantees the Notes and obligations of the Issuer hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee on behalf of such Holder, that: (i) the principal of and premium, if any and interest on the Notes shall be paid in full when due, whether at Stated Maturity, by acceleration, call for redemption or otherwise (including, without limitation, the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder shall be paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Each of the Note Guarantees shall be a guarantee of payment and not of collection.
     (b) Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.
     (c) Each Guarantor hereby waives the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer or any other Person, protest, notice and all demands whatsoever and covenants that the Note Guarantee of such Guarantor shall not be discharged as to any Note except by complete performance of the obligations contained in such Note and such Note Guarantee or as provided for in this Indenture. Each of the Guarantors hereby agrees that, in the event of a default in payment of principal or premium, if any or interest on such Note, whether at its Stated Maturity, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor’s Note Guarantee without first proceeding against the Issuer or any other Guarantor. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Guarantor shall pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.
     (d) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Note Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. This paragraph (d) shall remain effective notwithstanding any contrary action which may be taken by the Trustee or any Holder in reliance upon such amount required to be returned. This paragraph (d) shall survive the termination of this Indenture.
     (e) Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.2 for the purposes of the Note Guarantee of such Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Section 6.2, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Note Guarantee of such Guarantor.
SECTION 10.2 Execution and Delivery of Note Guarantee.
     To evidence its Note Guarantee set forth in Section 10.1, each Guarantor agrees that a notation of such Note Guarantee substantially in the form attached hereto as Exhibit B shall be endorsed on each Note authenticated and delivered by the Trustee. Such notation of Note Guarantee shall be signed on behalf of such Guarantor by an officer of such Guarantor (or, if an officer is not available, by a board member or director or another authorized person) on behalf of such Guarantor by manual or facsimile signature. In case the officer, board member or director of such Guarantor who shall have signed such notation of Note Guarantee shall cease to be such officer, board member or director before the Note on which such Note Guarantee is endorsed shall have been authenticated and delivered by the Trustee, such Note nevertheless may be authenticated and delivered as though the Person who signed such notation of Note Guarantee had not ceased to be such officer, board member or director.
     Each Guarantor agrees that its Note Guarantee set forth in Section 10.1 shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of such Note Guarantee. The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee set forth in this Indenture on behalf of the Guarantors.
     The failure to endorse a Note Guarantee shall not affect or impair the validity thereof.
SECTION 10.3 Severability.
     In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 10.4 Limitation of Guarantors’ Liability.
     Each Guarantor and by its acceptance of Notes, each Holder, confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Trustee, the Holders and Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Note Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee, result in the obligations of such Guarantor under its Note Guarantee constituting a fraudulent transfer or conveyance.
SECTION 10.5 [Reserved].
SECTION 10.6 Releases of Subsidiary Guarantors.
     Any Subsidiary Guarantor shall be released and discharged, automatically, unconditionally and without further need of any action by any Person, of any obligations under this Note Guarantee, (1) in the event of a sale or other transfer or disposition of all of the Capital Interests in such Subsidiary Guarantor to any Person that is not an Affiliate of the Issuer in compliance with the terms of this Indenture, or (2) in the event all or substantially all the assets or Capital Interests of such Subsidiary Guarantor are sold or otherwise transferred, by way of merger, consolidation or otherwise, to a Person that is not an Affiliate of the Issuer in compliance with the terms of the Indenture, or (iii) in the event that such Subsidiary Guarantor shall no longer guarantee (other than by virtue of its Note Guarantee) any Debt under any Credit Facility or any other Debt of Holdings or any of its Restricted Subsidiaries of at least $10.0 million. Upon delivery to the Trustee of an Officers’ Certificate and an Opinion of Counsel confirming that the Note Guarantee of a Subsidiary Guarantor has been released in accordance with this Section 10.6, the Trustee shall execute a supplemental indenture to evidence the release and discharge of such Subsidiary Guarantor from its obligations under its Note Guarantee.

     Any Subsidiary Guarantor not released from its obligations under this Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article X.
SECTION 10.7 Release of a Subsidiary Guarantor.
     Any Subsidiary Guarantor that is designated by the Board of Directors of Holdings as an Unrestricted Subsidiary in accordance with the terms of this Indenture shall, at such time, be deemed automatically and unconditionally released and discharged of its obligations under its Note Guarantee without any further action on the part of the Trustee or any Holder. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of the Issuer’s request for such release accompanied by an Officers’ Certificate certifying as to the compliance with this Section 10.7.
     Any Subsidiary Guarantor not so released shall remain liable for the full amount of principal of and interest on the Notes as provided in its Note Guarantee.
SECTION 10.8 Benefits Acknowledged.
     Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its guarantee and waivers pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.
SECTION 10.9 Future Guarantors.
     Each Person that is required to become a Guarantor after the Issue Date pursuant to Section 4.17 shall promptly execute and deliver to the Trustee a supplemental indenture pursuant to which such Person shall become a Guarantor. Concurrently with the execution and delivery of such supplemental indenture, the Issuer shall deliver to the Trustee an Opinion of Counsel and an Officers’ Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Person and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms and/or to such other matters as the Trustee may reasonably request.
ARTICLE XI
MISCELLANEOUS
SECTION 11.1 Trust Indenture Act Controls.
     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.

SECTION 11.2 Notices.
     Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others address:
     If to the Issuer or any Guarantor:
Spirit AeroSystems, Inc.
3801 South Oliver
Wichita, KS 67210
Facsimile: 316-523-4283
Attention: Philip Anderson
     With a copy to:
Kaye Scholer LLP
425 Park Avenue
New York, NY 10022
Facsimile: (212) 836-8689
Attention: Joel S. Greenberg, Esq.
 Edmond Gabbay, Esq.
     If to the Trustee:
The Bank of New York Mellon Trust Company, N.A.
Corporate Trust Division
2 North LaSalle Street, Suite 1020
Chicago, IL 60602
Facsimile: (402) 496-2014
Attention: Corporate Trust Division — Corporate Finance Unit
     The Issuer, the Guarantors and the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
     All notices and communications (other than those sent to Holders and the Trustee) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier promising next Business Day delivery.
     Any notice or communication to a Holder shall be sent electronically or mailed by first class mail or by overnight air courier promising next Business Day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so sent to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
     If a notice or communication is mailed or delivered in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except in the case of notices or communications given to the Trustee, which shall be effective only upon actual receipt.
     If the Issuer mails or delivers a notice or communication to Holders, it shall mail or deliver a copy to the Trustee and each Agent at the same time.
     The Trustee shall have the right, but shall not be required, to rely upon and comply with instructions and directions sent by e-mail, facsimile and other similar unsecured electronic methods by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Issuer. The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Issuer; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Issuer as a result of such reliance upon or compliance with such instructions or directions. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.
SECTION 11.3 Communication by Holders of Notes with Other Holders of Notes.
     Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
SECTION 11.4 Certificate and Opinion as to Conditions Precedent.
     Upon any request or application by the Issuer to the Trustee to take any action under this Indenture (other than the initial issuance of the Notes), the Issuer shall furnish to the Trustee upon request:
     (a) an Officers’ Certificate (which shall include the statements set forth in Section 11.5) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
     (b) an Opinion of Counsel (which shall include the statements set forth in Section 11.5) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.5 Statements Required in Certificate or Opinion.
     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:
     (a) a statement that the Person making such certificate or opinion has read such covenant or condition;
     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
SECTION 11.6 Rules by Trustee and Agents.
     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.7	No Personal Liability of Directors, Officers, Employees, Stockholders and the Trustee.
     No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of Holdings or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Issuer under the Notes, or any Guarantor under any Note Guarantee or this Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator. Each Holder of the Notes by accepting a Note and the Trustee waives and releases all such liability. The waiver and release are part of the consideration for the issuances of the Notes.
     No recourse may, to the full extent permitted by applicable law, be taken, directly or indirectly, with respect to the obligations of the Issuer or the Guarantors on the Notes or under this Indenture or any related documents, any certificate or other writing delivered in connection therewith, against (i) the Trustee in its individual capacity, or (ii) any partner, owner, beneficiary, agent, officer, director, employee, agent, successor or assign of the Trustee, each in its individual capacity, or (iii) any holder of equity in the Trustee.
     Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

SECTION 11.8 Governing Law.
     THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES, IF ANY. EACH OF THE PARTIES HERETO, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
SECTION 11.9 No Adverse Interpretation of Other Agreements.
     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
SECTION 11.10 Successors.
     All agreements of the Issuer and the Guarantors in this Indenture and the Notes and the Note Guarantees, as applicable, shall bind their respective successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.
SECTION 11.11 Severability.
     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 11.12 Counterpart Originals.
     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page of this Indenture by telecopier, facsimile, email or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Indenture.
SECTION 11.13 Table of Contents, Headings, Etc.
     The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
SECTION 11.14 Original Issue Discount “Accrual Periods”.
     For U.S. federal income tax purposes, the Issuer shall use semi-annual “accrual periods” (as described in Treasury Regulation Section 1.1272-1(b)(1)(ii)) for purposes of computing its accrual of original issue discount on the Notes, with the last day of an “accrual period” occurring on any date a payment of interest of the Notes is required to be made, except as otherwise required by applicable law.
[Signatures on following page]

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

SPIRIT AEROSYSTEMS, INC.
By:
Name:
Title:

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

SPIRIT AEROSYSTEMS FINANCE, INC.
By:
Name:
Title:

SPIRIT AEROSYSTEMS INTERNATIONAL HOLDINGS, INC.
By:
Name:
Title:

SPIRIT AEROSYSTEMS INVESTCO, LLC
By:
Name:
Title:

SPIRIT AEROSYSTEMS OPERATIONS INTERNATIONAL, INC.
By:
Name:
Title:

SPIRIT AEROSYSTEMS NORTH CAROLINA, INC.
By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:
Name:
Title:

EXHIBIT A
FORM OF 7 1/2% SENIOR NOTE
(Face of Note)
7 1/2 % Senior Notes due 2017
[Global Notes Legend]
[Insert the Global Note Legend, if applicable, pursuant to the provisions of the Indenture]
[Restricted Notes Legend]
[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]
[Regulation S Global Note Legend]
[Insert the Regulation S Global Note Legend from Section 2.6(e)(iv), if applicable, pursuant to the provisions of the Indenture]
[Original Issue Discount Legend]
[Insert the Original Issue Discount Legend, if applicable, pursuant to the provisions of the Indenture]

SPIRIT AEROSYSTEMS, INC.
7 1/2% SENIOR NOTES DUE 2017

No.	144A CUSIP:
144A ISIN:

REG S CUSIP:
REG S ISIN:
     Spirit AeroSystems, Inc. promises to pay to Cede & Co., or registered assigns, the principal sum of       Dollars ($     ) on October 1, 2017.
     Interest Payment Dates: April 1 and October 1, beginning April 1, 2010
     Record Dates: March 15 and September 15
     Reference is made to further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

     In WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.
Dated: September [     ], 2009

SPIRIT AEROSYSTEMS, INC.
By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Notes
referred to in the within-mentioned Indenture:
Dated: September [     ], 2009

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:

Authorized Signatory

(Reverse of Note)
7 1/2% Senior Notes due 2017
SPIRIT AEROSYSTEMS, INC.
     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
     (1) Interest.
     (a) Spirit AeroSystems, Inc., a Delaware corporation, or its successor (together, “Spirit”), promises to pay interest on the principal amount of this Note (the “Notes”) at a fixed rate. Spirit will pay interest in United States dollars (except as otherwise provided herein) semiannually in arrears on April 1 and October 1 of each year, commencing on April 1, 2010 or, if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes (including any Additional Interest, if any) shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including September 30, 2009; provided that if there is no existing Default or Event of Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date (but after April 1, 2010), interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of the Notes, in which case interest shall accrue from the date of authentication. Spirit shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.
     (b) Registration Rights Agreement. The Holder of this Note is entitled to the benefits of a Registration Rights Agreement, dated as of September 30, 2009, among the Issuer, the Guarantors party thereto and the Initial Purchasers.2
     (2) Method of Payment. Spirit will pay interest on the Notes (except defaulted interest) on the applicable Interest Payment Date to the Persons who are registered Holders of the Notes at the close of business on the March 15 immediately preceding each Interest Payment Date occurring on April 1 and on the September 15 immediately preceding each Interest

[2]	To be included only in the Initial Notes on the Issue Date and any Additional Notes that bear the Restricted Notes Legend.

Payment Date occurring on October 1, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium and interest at the office or agency of Spirit maintained for such purpose within or without the City and State of New York, or, at the option of Spirit, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, premium, if any, and interest on, all Global Notes and all other Notes the Holders of which shall have provided written wire transfer instructions to Spirit and the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     Any payments of principal of and interest on this Note prior to Stated Maturity shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. The amount due and payable at the maturity of this Note shall be payable only upon presentation and surrender of this Note at an office of the Trustee or the Trustee’s agent appointed for such purposes.
     (3) Paying Agent and Registrar. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, shall act as Paying Agent and Registrar. Spirit may change any Paying Agent or Registrar without notice to any Holder. Spirit or any of its Restricted Subsidiaries may act in any such capacity.
     (4) Indenture. Spirit issued the Notes under an Indenture, dated as of September 30, 2009 (the “Indenture”), among Spirit, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”). To the extent the provisions of this Note are inconsistent with the provisions of the Indenture, the Indenture shall govern. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes issued on the Issue Date are senior unsecured Obligations of Spirit limited to $300,000,000 in aggregate principal amount. The Indenture permits the issuance of Additional Notes subject to compliance with certain conditions.
     The payment of principal and interest on the Notes is unconditionally guaranteed on a senior basis by the Guarantors.
     (5) Optional Redemption.
     (i) At any time prior to October 1, 2013, the Issuer may, on one or more occasions, redeem all or any portion of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of the date of redemption, including accrued and unpaid interest to the redemption date.
     (ii) The Notes are subject to redemption, at the option of the Issuer, in whole or in part, at any time on or after October 1, 2013 upon not less than 30 nor more than 60 days’ notice at the following Redemption Prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the 12-month period beginning on October 1 of the years indicated below:

Year	Redemption Price
2013	103.750%
2014	101.875%
2015 and thereafter	100.000%
     (iii) Prior to October 1, 2012, the Issuer may, with the net proceeds of one or more Qualified Equity Offerings, redeem up to 35% of the aggregate principal amount of the outstanding Notes (including Additional Notes) at a Redemption Price equal to 107.5% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 65% of the principal amount of Notes then outstanding (including Additional Notes) remains outstanding immediately after the occurrence of any such redemption (excluding Notes held by Holdings, Spirit or its Subsidiaries) and that any such redemption occurs within 90 days following the closing of any such Qualified Equity Offering.
     (6) Mandatory Redemption. Spirit shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
     (7) Repurchase at Option of Holder.
     (a) Upon the occurrence of a Change of Control, an Offer to Purchase for all of the outstanding Notes is required to be made at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to but not including the date of purchase. Within 60 days following any Change of Control, a notice is required to be mailed or delivered to each Holder describing the transaction or transactions that constitute the Change of Control setting forth the procedures governing the Change of Control Offer required by the Indenture.
     (b) Following the occurrence of certain Asset Sales, Spirit may be required to offer to purchase the Notes.
     (c) Holders of the Notes that are the subject of an Offer to Purchase will receive notice of an Offer to Purchase pursuant to an Asset Sale or a Change of Control prior to any related Purchase Date and may elect to have such Notes purchased by completing the form titled “Option of Holder to Elect Purchase” appearing below.
     (8) Notice of Redemption. Notice of redemption shall be delivered at least 30 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in a minimum amount of $2,000 principal amount (and integral multiples of $1,000 in excess thereof), unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on the Notes or portions hereof called for redemption.
     (9) Denominations, Transfer, Exchange. The Notes are in registered form without coupons in initial denominations of $2,000 and any integral multiple of $1,000 in excess thereof. The transfer of the Notes may be registered and the Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and Spirit may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. Spirit need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.
     (10) Persons Deemed Owners. The registered holder of a Note may be treated as its owner for all purposes.
     (11) Amendment, Supplement and Waiver. Without the consent of any Holders, Spirit, the Guarantors and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture and the Note Guarantees, if any, for any of the following purposes:
     (1) to evidence the succession of another Person to Spirit and the assumption by any such successor of the covenants of Spirit in the Indenture and the Notes;
     (2) to add to the covenants of Holdings for the benefit of the Holders, or to surrender any right or power herein conferred upon Holdings;
     (3) to add additional Events of Default;
     (4) to provide for uncertificated Notes in addition to or in place of the certificated Notes;
     (5) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee;
     (6) to provide for or confirm the issuance of Additional Notes in accordance with the terms of the Indenture;
     (7) to add a Guarantor or to release a Guarantor in accordance with the Indenture;
     (8) to cure any ambiguity, defect, omission, mistake or inconsistency;
     (9) to make any other provisions with respect to matters or questions arising under the Indenture, provided that such actions pursuant to this clause (9) shall not adversely affect the interests of the Holders in any material respect, as determined in good faith by Spirit;
     (10) to conform the text of the Indenture or the Notes to any provision of the “Description of the Notes” in the Offering Memorandum to the extent that the Trustee has received an Officers’ Certificate stating that such text constitutes an unintended conflict with the description of the corresponding provision in the “Description of the Notes”; or
     (11) to effect or maintain the qualification of the Indenture under the TIA.
     With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, Spirit, the Guarantors and the Trustee may enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or the Notes or of modifying in any manner the rights of the Holders of the Notes under the Indenture, including the definitions therein; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note affected thereby:
     (1) change the Stated Maturity of any Note or of any installment of interest on any Note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the date on which any Notes may be subject to redemption or reduce the Redemption Price therefor,
     (2) reduce the percentage in aggregate principal amount of the outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture,
     (3) modify the obligations of Spirit to make an Offer to Purchase upon a Change of Control if such modification was done after the occurrence of such Change of Control,
     (4) modify any provision of the Indenture affecting the ranking of the Notes or any Note Guarantee in a manner adverse to the Holders of the Notes,
     (5) modify any provision specifying requirements to effect waiver of defaults or certain covenants, except to increase any such percentage required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby, or

     (6) release any Guarantees required to be maintained under the Indenture (other than in accordance with the terms of the Indenture).
     The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the Holders of all the Notes waive any past default under the Indenture and its consequences, except a default:
     (1) in any payment in respect of the principal of (or premium, if any) or interest on any Notes (including any Note which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Issuer), which default may only be waived in accordance with Section 6.4 of the Indenture, or
     (2) in respect of a covenant or provision hereof which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.
     (12) Defaults and Remedies. Events of Default include:
     (1) default in the payment in respect of the principal of (or premium, if any, on) any Note when due and payable (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);
     (2) default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;
     (3) failure to perform or comply with the Indenture provisions described under Section 4.3 thereof and continuance of such failure to perform or comply for a period of 120 days after written notice thereof has been given to Spirit by the Trustee or to Spirit and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;
     (4) except as permitted by the Indenture, any Note Guarantee of Holdings or any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary), shall for any reason cease to be, or it shall be asserted by any Guarantor or Spirit not to be, in full force and effect and enforceable in accordance with its terms;
     (5) default in the performance, or breach, of any covenant or agreement of Holdings or any Restricted Subsidiary in the Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clause (1), (2) (3) or (4) above), and continuance of such default or breach for a period of 60 days after written notice thereof has been given to Spirit by the Trustee or to Spirit and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;
     (6) a default or defaults under any bonds, debentures, notes or other evidences of Debt (other than the Notes) by Holdings or any Restricted Subsidiary having,

individually or in the aggregate, a principal or similar amount outstanding of at least $50.0 million, whether such Debt now exists or shall hereafter be created, which default or defaults either (a) shall have resulted in the acceleration of the maturity of such Debt prior to its express maturity or (b) shall constitute a failure to pay principal of, or premium on, such Debt when due and payable after the expiration of any applicable grace period with respect thereto;
     (7) the entry against Holdings or any Restricted Subsidiary of a final judgment(s) for the payment of money in an aggregate amount in excess of $50.0 million (net of amounts covered by (x) insurance for which the insurer thereof has been notified of such claim and has not challenged such coverage or (y) valid third party indemnifications for which the indemnifying party thereof has been notified of such claim and has not challenged such indemnification), by a court or courts of competent jurisdiction, which judgment(s) remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days; or
     (8) (i) Holdings, Spirit, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:
     (a) commences a voluntary case,
     (b) consents to the entry of an order for relief against it in an involuntary case,
     (c) consents to the appointment of a custodian of it or for all or substantially all of its property,
     (d) makes a general assignment for the benefit of its creditors, or
     (e) generally is not paying its debts as they become due; or
     (ii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (a) is for relief against Holdings, Spirit or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, in an involuntary case;
     (b) appoints a custodian of Holdings, Spirit or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of Holdings, Spirit or any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; or

     (c) orders the liquidation of Holdings, Spirit or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary;
and the order or decree remains unstayed and in effect for 60 consecutive days.
     If an Event of Default (other than an Event of Default specified in clause (8) above with respect to Holdings or Spirit) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and payable immediately by a notice in writing to Spirit (and to the Trustee if given by Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal of or interest on the Notes, have been cured or waived as provided in the Indenture.
     In the event of a declaration of acceleration of the Notes solely because an Event of Default described in clause (6) above has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by Holdings or a Restricted Subsidiary of Holdings or waived by the holders of the relevant Debt within 20 Business Days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes.
     If an Event of Default specified in clause (8) above occurs with respect to Holdings or Spirit, the principal of and any accrued interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. For further information as to waiver of defaults, see Article IX of the Indenture. The Trustee may withhold from Holders notice of any Default (except Default in payment of principal of, premium, if any, and interest) if the Trustee determines that withholding notice is in the interest of the Holders to do so.
     (13) Trustee Dealings with Spirit. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for Spirit, the Guarantors or their respective Affiliates, and may otherwise deal with Spirit, the Guarantors or their respective Affiliates, as if it were not the Trustee.
     (14) No Recourse Against Others. No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of Spirit, the Guarantors or any of their respective Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Issuer under the Notes, any Guarantee or the Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator.

Each Holder of the Notes by accepting the Note waives and releases all such liability. The waiver and release are part of the consideration for the issuances of the Notes.
     No recourse may, to the full extent permitted by applicable law, be taken, directly or indirectly, with respect to the obligations of Spirit or the Guarantors on the Notes or under the Indenture or any related documents, any certificate or other writing delivered in connection therewith, against (i) the Trustee in its individual capacity, or (ii) any partner, owner, beneficiary, agent, officer, director, employee, agent, successor or assign of the Trustee, each in its individual capacity, or (iii) any holder of equity in the Trustee.
     Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
     (15) Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
     (16) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     (17) CUSIP, ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP, ISIN or other similar numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
     (18) THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES, IF ANY. EACH OF THE PARTIES HERETO, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE HEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY
     Spirit shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Spirit AeroSystems, Inc.
3801 South Oliver
Witchita, KS 67210
Facsimile: (316) 523-8814
Attention: Office of the General Counsel

ASSIGNMENT FORM
     To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint                                          to transfer this Note on the books of Spirit. The agent may substitute another to act for him.

Date:	Your Signature:

(Sign exactly as your name appears on the face of this Note)
Signature guarantee:
     (Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have this Note purchased by Spirit AeroSystems, Inc. pursuant to Section 4.10 (Asset Sale) or 4.14 (Change of Control) of the Indenture, check the box below:
[     ] Section 4.10      [     ] Section 4.14
     If you want to elect to have only part of the Note purchased by Spirit AeroSystems, Inc. pursuant to Section 4.10 or 4.14 of the Indenture, state the amount you elect to have purchased:
$

Date:	Your Signature:

(Sign exactly as your name appears on the Note)

Tax Identification Number:

Signature guarantee:
     (Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

CERTIFICATE TO BE DELIVERED UPON
EXCHANGE OR REGISTRATION
OF RESTRICTED NOTES
Spirit AeroSystems, Inc.
3801 South Oliver
Witchita, KS 67210
Facsimile: (316) 523-8814
Attention: Office of the General Counsel
The Bank of New York Mellon Trust Company, N.A.
Corporate Trust Division
2 North LaSalle Street, Suite 1020
Chicago, IL 60602
Facsimile: (402) 496-2014
Attention: Sharon K. McGrath

Re:	Spirit AeroSystems, Inc. 7 1/2% Senior Notes due 2017 CUSIP #
     Reference is hereby made to that certain Indenture dated September 30, 2009 (the “Indenture”) among Spirit AeroSystems, Inc. (“Spirit”), the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.
     This certificate relates to $                     principal amount of Notes held in (check applicable space)                      book-entry or                      definitive form by the undersigned.
     The undersigned                      (transferor) (check one box below):
     ☐ hereby requests the Registrar to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above), in accordance with Section 2.6 of the Indenture;
     ☐ hereby requests the Trustee to exchange or register the transfer of a Note or Notes to                      (transferee).
     In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the periods referred to in Rule 144(d) under the Securities Act of 1933, as amended, the undersigned confirms that such Notes are being transferred in accordance with its terms:

     CHECK ONE BOX BELOW:
     (1) ☐ to Spirit or any of its subsidiaries, subject to Section 2.6 of the Indenture; or
     (2) ☐ inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A under the Securities Act of 1933, as amended, in each case pursuant to and in compliance with Rule 144A thereunder; or
     (3) ☐ outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933, as amended, in compliance with Rule 904 thereunder; or
     (4) ☐ pursuant to an effective registration statement under the Securities Act of 1933, as amended.

     Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

Signature
Signature Guarantee:
(Signature must be guaranteed by a participant
in a recognized signature guarantee medallion program)
     TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.
     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

[Name of Transferee]

Dated:

NOTICE: To be executed by an executive officer

SCHEDULE A
SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE
     The following exchanges of a part of this Global Note for other 7 1/2% Senior Notes have been made:

Principal Amount
	Amount of	Amount of	of this Global Note	Signature of
	Decrease in	Increase in	Following Such	Authorized Officer
	Principal Amount	Principal Amount	Decrease (or	of Trustee or Note
Date of Exchange	of this Global Note	of this Global Note	Increase)	Custodian

EXHIBIT B
FORM OF NOTATIONAL GUARANTEE
     Each Guarantor listed below (hereinafter referred to as the “Guarantor,” which term includes any successors or assigns under that certain Indenture, dated as of September 30, 2009, by and among Spirit AeroSystems, Inc. (“Spirit”), the Guarantors party thereto and the Trustee (as amended and supplemented from time to time, the “Indenture”) and any additional Guarantors) has guaranteed the 7 1/2% Senior Notes due 2017 (the “Notes”) and the obligations of Spirit under the Indenture, which include (i) the due and punctual payment of the principal of, premium, if any, and interest on the Notes of Spirit, whether at stated maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms set forth in Article X of the Indenture, (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise, and (iii) the payment of any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Note Guarantee or the Indenture as and to the extent such Holder or the Trustee is entitled to reimbursement from the Issuer under the Indenture.
     The obligations of each Guarantor to the Holders and to the Trustee pursuant to this Note Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to such Indenture for the precise terms of this Note Guarantee.
     No director, officer, employee, stockholder, general or limited partner or incorporator past, present or future, of any Guarantor, as such or in such capacity, shall have any personal liability for any obligations under this Note Guarantee by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator. Each Holder of the Notes and the Trustee waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note Guarantee.
     This is a continuing Note Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of Spirit’s obligations under the Notes and Indenture or until released in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Note Guarantee of payment and not of collection.
     This Note Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Note Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers. The

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Obligations of each Guarantor under its Note Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance or fraudulent transfer under applicable law.
     THE TERMS OF ARTICLE X OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE. To the extent the provisions of this Note Guarantee are inconsistent with the provisions of the Indenture, the Indenture shall govern. This Note Guarantee is subject to all such terms, and Holders and the Trustee are referred to the Indenture for a statement of such terms.
     Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.
     Dated as of

[NAME OF GUARANTOR]
By:
Name:
Title:

B-2

EXHIBIT C
[FORM OF CERTIFICATE TO BE DELIVERED
IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A]
Spirit AeroSystems, Inc.
3801 South Oliver
Witchita, KS 67210
Facsimile: (316) 523-8814
Attention: Office of the General Counsel
The Bank of New York Mellon Trust Company, N.A.
Corporate Trust Division
2 North LaSalle Street, Suite 1020
Chicago, IL 60602
Facsimile: (402) 496-2014
Attention: Sharon K. McGrath

Re:	Spirit AeroSystems, Inc. 7 1/2% Senior Notes due 2017 (the “Notes”)
Ladies and Gentlemen:
     In connection with our proposed sale of $                     aggregate principal amount at maturity of the Notes, we hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A (“Rule 144A”) under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we hereby further certify that the Notes are being transferred to a person that we reasonably believe is purchasing the Notes for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.
     You and Spirit AeroSystems, Inc. are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

C-1

Very truly yours,

[Name of Transferor]

By:

Authorized Signature

Signature guarantee:

(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

C-2

EXHIBIT D
[FORM OF CERTIFICATE TO BE DELIVERED
IN CONNECTION WITH TRANSFERS
PURSUANT TO REGULATION S]
Spirit AeroSystems, Inc.
3801 South Oliver
Witchita, KS 67210
Facsimile: (316) 523-8814
Attention: Office of the General Counsel
The Bank of New York Mellon Trust Company, N.A.
Corporate Trust Division
2 North LaSalle Street, Suite 1020
Chicago, IL 60602
Facsimile: (402) 496-2014
Attention: Sharon K. McGrath

Re:	Spirit AeroSystems, Inc. 7 1/2 % Senior Notes due 2017 (the “Notes”)
Ladies and Gentlemen:
     In connection with our proposed sale of $                     aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:
     (1) the offer of the Notes was not made to a person in the United States;
     (2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;
     (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and
     (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.
     In addition, if the sale is made during a restricted period and the provisions of Rule 903(b) or Rule 904(b) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b) or Rule 904(b), as the case may be.

D-1

     Spirit AeroSystems, Inc. and you are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:

Authorized Signature

Signature guarantee:

(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

D-2